                                                                     Exhibit 2.7

PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE STAMPED "CONFIDENTIAL TREATMENT REQUESTED AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION", AND THE CONFIDENTIAL PORTION HAS BEEN REDACTED AND REPLACED WITH STARS (*****).





                              FIBER SALE AGREEMENT

                                     BETWEEN

                         WORLDWIDE FIBER (F.O.T.S.) LTD.

                                       AND

                     WORLDWIDE FIBER (F.O.T.S.) NO. 3, LTD.

                                       AND

                                WFI-CN FIBRE INC.

                                       AND

                         GT GROUP TELECOM SERVICES CORP.

                                      DATED

                                  MAY 24, 2000





EXECUTION COPY

                              FIBER SALE AGREEMENT

                                TABLE OF CONTENTS


1.        INTERPRETATION......................................................2

   1.1    Definitions.........................................................2
   1.2    System Infrastructure and Support Structures.......................11
   1.3    Construction.......................................................11
   1.4    Amendment..........................................................12
   1.5    Schedules..........................................................13
   1.6    Priority of Agreements.............................................13

2.        PURCHASE AND SALE..................................................13

   2.1    The System.........................................................13
   2.2    Sale, Grant, Purchase Price and Allocation.........................14
   2.3    Default in Payment.................................................16
   2.4    Adjustments to Purchase Price......................................16
   2.5    Testing, Acceptance and Delivery...................................16
   2.6    Customer Payments..................................................17
   2.7    Option Segments....................................................17
   2.8    Support Structures Agreements and Maintenance......................18
   2.9    Operation and Use of the System....................................19
   2.10   360 and Ledcor Property Rights.....................................20
   2.11   Access Fees........................................................20
   2.12   [Deleted]..........................................................21
   2.13   Customer Interest in Underlying Rights.............................21
   2.14   IRU Agreements and Other Arrangements..............................22
   2.15   Network Access; 360 Facilities.....................................23

3.        WARRANTIES, REPRESENTATIONS AND ACKNOWLEDGEMENTS...................25

   3.1    Representations and Warranties.....................................25
   3.2    Acknowledgement....................................................25

4.        COVENANTS OF 360 AND CUSTOMER......................................26

   4.1    Access to Information..............................................26
   4.2    Books and Records..................................................26
   4.3    Construction by 360................................................26
   4.4    Underlying Rights..................................................27
   4.5    Routing............................................................31
   4.6    No Optronics.......................................................31
   4.7    [Deleted]..........................................................31
   4.8    Documentation......................................................31
   4.9    Environmental......................................................31
   4.10   Liens..............................................................32
   4.11   Compliance by Affiliates...........................................32
   4.12   Claims by First Nations............................................32
   4.13   Non-Disturbance Agreements.........................................32
   4.14   Planning Act.......................................................33
   4.15   Separate Property..................................................33

5.        LAWS AND LICENCES..................................................33

   5.1    Compliance With Laws...............................................33

EXECUTION COPY

   5.2    Disclosure of Licences.............................................34

6.        CONDITIONS OF CLOSING..............................................34

   6.1    Segment Conditions for the Benefit of Customer.....................34
   6.2    Waiver.............................................................34
   6.3    Segment Conditions for the Benefit of 360..........................34
   6.4    Waiver.............................................................35

7.        INSURANCE..........................................................35

   7.1    360's Insurance Requirements.......................................35
   7.2    Customer and 360 Insurance Requirements............................36
   7.3    Notice of Cancellation.............................................37
   7.4    Certificates of Insurance..........................................37
   7.5    Underlying Rights Insurance Requirements...........................37

8.        NON-COMPLIANCE.....................................................37

   8.1    Default............................................................37
   8.2    Rights on a Default................................................38
   8.3    Waivers............................................................38
   8.4    Failure to Deliver.................................................38

9.        INDEMNIFICATION/LIMITATION OF LIABILITY............................39

   9.1    Indemnification....................................................39
   9.2    Release............................................................39
   9.3    Customer Fiber Assets..............................................40
   9.4    Contractual Limitation Period......................................40
   9.5    Maximum Liability..................................................41
   9.6    Third Party Beneficiaries..........................................41

10.       GENERAL............................................................41

   10.1   Time of the Essence................................................41
   10.2   Further Assurances.................................................41
   10.3   Entire Agreement...................................................41
   10.4   Reliance & Non-Waiver..............................................42
   10.5   Survival...........................................................42
   10.6   Notices............................................................42
   10.7   Governing Law......................................................43
   10.8   Resolution of Disputes.............................................43
   10.9   Assignments and Transfers..........................................44
   10.10  English Language...................................................45
   10.11  [Deleted]..........................................................45
   10.12  Agreement Binding..................................................45
   10.13  Counterparts and Facsimile.........................................46
   10.14  Taxes..............................................................46
   10.15  [Deleted]..........................................................47
   10.16  Confidentiality....................................................48
   10.17  On Expiration of this Agreement....................................49
   10.18  Severability.......................................................51
   10.19  No Partnership.....................................................51
   10.20  Expenses...........................................................51
   10.21  [Deleted]..........................................................51
   10.22  No Personal Liability..............................................51

SCHEDULE "A"       THE ROUTES
SCHEDULE "B"       SEGMENTS AND PURCHASE PRICE
SCHEDULE "C"       [DELETED]
SCHEDULE "D"       FIBER OPTIC CABLE, SPLICING, TESTING AND ACCEPTANCE STANDARDS
SCHEDULE "E"       CONSTRUCTION SPECIFICATIONS
SCHEDULE "F"       FORM OF BILL OF SALE
SCHEDULE "G"       PRINCIPLES TO BE EMBODIED IN SUPPORT STRUCTURES
                   AGREEMENT(S)
SCHEDULE "H"       SYSTEM MAINTENANCE  SPECIFICATIONS AND PROCEDURES
SCHEDULE "I"       TERMS APPLICABLE TO CPR AND CN UNDERLYING RIGHTS
SCHEDULE "J"       SUBLICENSE AGREEMENT
SCHEDULE "L"       STANDARD SPECIFICATIONS FOR 360 FACILITIES
SCHEDULE "M"       COLLOCATION LICENSE AGREEMENT

                              FIBER SALE AGREEMENT



THIS AGREEMENT dated as of the 24th day of May, 2000.

BETWEEN:

          GT GROUP TELECOM SERVICES CORP., a corporation under the laws of Canada

          ("Customer")

AND:

          WORLDWIDE FIBER (F.O.T.S.) LTD., a corporation under the laws of Alberta, WORLDWIDE FIBER (F.O.T.S.) NO. 3, LTD., a corporation under the laws of Alberta and WFI-CN FIBRE INC., a corporation under the laws of Canada

          (collectively, "360")

WHEREAS:

A. 360, by itself or through its Affiliates, now owns or will be constructing or acquiring a system of Infrastructure Components on the routes described in Schedule "A" and between the interconnection points described in Schedule "B" located generally within the geographic boundaries of Canada (collectively the "System").

B. 360 has agreed to sell and transfer to Customer, and Customer has agreed to acquire from 360, upon and subject to the terms of this Agreement, the dark Strands in the System Infrastructure described in Schedule "B", an undivided interest in the System Support Structures (where available), and, as described in this Agreement, certain rights with respect to the Underlying Rights, all as more particularly described in this Agreement.

C. 360 and Customer have entered into this Agreement to record their respective rights and obligations with respect to the System.

D. More or less contemporaneous with the execution of this Agreement, Worldwide Fiber Networks, Inc. and GT Group Telecom Services (USA) Corp. have entered into an IRU Agreement (the "US IRU Agreement") relating to the grant to Customer of indefeasible rights to use certain dark optical fiber strands and associated property in the portion of the System located generally within the geographic boundaries of the United States of America (the "US WFI System").

EXECUTION COPY

E. More or less contemporaneous with the execution of this Agreement, Worldwide Fiber Network Services Ltd. ("WFNS"), Worldwide Fiber Network Services Inc., GT Group Telecom Services (USA) Corp. and Customer have entered into a Capacity Lease Agreement (the "Capacity Lease") relating to the lease by Customer and GT Group Telecom Services (USA) Corp. of certain telecommunications capacity from WFNS and Worldwide Fiber Network Services Inc.

F. Prior to the execution of this Agreement, WFNS and Customer have entered into a Capacity Lease and Dark Fiber Agreement dated March 17, 2000 (the "Transaction Agreement") summarizing the business terms of this Agreement, the Capacity Lease and the US IRU Agreement and setting forth certain other agreements between WFNS and Customer.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, the parties covenant and agree each with the other as follows:

1.   INTERPRETATION

1.1  Definitions

In this Agreement, including the recitals and the Schedules, unless there is something in the subject matter or context inconsistent with such meanings, the following terms shall have the following meanings:

     "360 Facilities" shall mean those regenerator, amplifier, junction and 360 POP facilities which 360 has certain rights in and to, all along the Routes in the System.

     "360 POP" means a point of presence or terminal facility which 360 has certain rights in and to, along the Routes in the System.

     "Acceptance Date" has the meaning provided in Section 2.5(b).

     "Access Fees" means all UR Fees charged or assessed by any Governmental Authority in respect of those portions of the System located on or crossing lands owned or administered by such Governmental Authority including, without limitation, such as are calculated or otherwise based on the number of crossings, the aggregate distance of crossings, land value or the revenue, projected revenue, receipts, income, profits or other amounts calculated in a similar manner, of an Interest Holder or its Affiliates, but shall exclude Property Taxes and Other Taxes and Charges.

     "Affected Customer Assets" has the meaning provided in Section 2.14.

     "Affiliate" means:

     (a)  for Customer, those Persons who are affiliates of Customer; and

     (b) for 360, WFI Urbanlink Ltd. or those persons who are affiliates of 360 or of WFI Urbanlink Ltd.,

     within the meaning specified in the Canada Business Corporations Act (Canada).

     "Agreement" means this Agreement, including the recitals and the Schedules to this Agreement, as it may from time to time be supplemented or amended.

     "Approved Variation from Specifications" means a departure from or a nonconformity with the Specifications that has been approved in writing by Customer, such approval to be recorded in a change order, site instruction form or client instruction form.

     "As-Built Drawings" shall mean drawings in accordance with the specifications set forth in Schedule "E".

     "Assets" means:

     (a)  for the Customer, the Customer Assets; and

     (b) for any other person, the Strands, Communication Shelters, any interest in System Support Structures, and any interest in the Underlying Rights owned by such Person or in respect of which such a Person holds a lease, irrevocable right of use or other interest.

     "Associate" has the meaning specified in the Canada Business Corporations Act (Canada).

     "BCICAC" has the meaning provided in Section 10.8.

     "Bundle" means a grouping of continuously running Strands, together with any Strands broken out of the main Cable and connecting to the Communication Shelters or other facilities associated with such grouping of Strands, and the buffer tube surrounding such Strands.

     "Business Day" means any day, excluding Saturdays, Sundays and statutory holidays, on which the Main Branch, Bank of Montreal, in Vancouver, British Columbia is open to the public for the transaction of business.

     "Cable" means a grouping of Bundles and the surrounding Cable Sheathing.

     "Cable Sheathing" means the jacket, tubing, core wrap and any other material surrounding or supporting any grouping of Bundles.

     "Capacity and Services" means, with respect to a Person and the Assets of that Person:

     (a)  telecommunications services;

     (b)  bandwidth;

     (c)  lit fiber capacity;

     (d) exclusive or non-exclusive use of or access to a particular wavelength; or

     (e)  any other services,

     utilizing the Assets of such Person in whole or in part, but shall not include the granting of an irrevocable right of use or similar interest.

     "Claim" has the meaning provided in Section 4.12.

     "Communication Shelters" means the communication shelters used or to be used by an Interest Holder or Interest Holders.

     "Completion Notice" has the meaning provided in Section 2.5(a).

     "Completion Payment" shall have the meaning set forth in Section 2.2.

     "Conduit" means the conduit containing the Cable for the System or, if applicable, the inner duct within a conduit containing the Cable for the System.

     "Connecting Points" has the meaning provided in Section 2.15(c).

     "Costs" means actual, direct costs paid or payable in accordance with the established accounting procedures generally used by 360 and which 360 utilizes in billing third parties for reimbursable projects, including without limitation the following: (i) internal labour costs, including wages, salaries and benefits, and overhead allocable to such labour costs equal to *****, and (ii) other direct costs and out-of-pocket expenses on a pass-through basis (e.g., equipment, materials, supplies, contract services, etc.).

     "CPI" means the Consumer Price Index-Canada-All Items as published by Statistics Canada on a monthly basis or, if that Consumer Price Index in its present form becomes unavailable, such similar index as may be selected by 360, acting reasonably.

     "Customer Assets" means, collectively:

     (a)  the Customer Fiber Assets;

     (b)  the Customer Interest in Support Structures;

     (c)  the Customer Interest in Underlying Rights; and

     (d)  any IRU Agreement or other arrangement under Section 2.14.

CONFIDENTIAL TREATMENT REQUESTED
AND THE REDACTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION

     "Customer Fiber Assets" means, for all Segments, the Strands described in Schedule "B" contained in the System Infrastructure, purchased or to be purchased by Customer from 360 or its Affiliates pursuant to this Agreement, and includes the rights to any such Bundle or Strands granted by each IRU Agreement (if any).

     "Customer Interest in Support Structures" means, to the extent that such interest is available to be conveyed by 360, an undivided ownership interest in all System Support Structures, equal to, for any Segment or portion of a Segment, a fraction the numerator of which is the number of Strands in the Segment or portion thereof acquired by Customer and the denominator of which is the total number of Strands in the System in the Segment or portion thereof so owned or otherwise held by Customer, 360 and other Interest Holders, purchased or to be purchased by Customer from 360 or its Affiliates pursuant to Section 2.1 of this Agreement, and includes the rights to use any such System Support Structures granted by each IRU Agreement (if any).

     "Customer Interest in Underlying Rights" means, in the circumstances described in Section 2.13, a grant of the Customer UR Rights in respect of all applicable Underlying Rights.

     "Customer POP" means a point of presence or terminal facility (other than a 360 Facility) to which Customer has rights in and to, along the Routes in the System.

     "Customer UR Rights" means, in the circumstances described in Section 2.13, with respect to the applicable Underlying Rights, collectively:

     (a) the right of Customer to keep the Customer Interest in Support Structures in the System Infrastructure;

     (b) the right of Customer to keep the Customer Fiber Assets in a Cable in the System Infrastructure, to operate and use the Customer Fiber Assets, and to have the Customer Fiber Assets maintained, repaired and replaced in accordance with Schedule "H"; and

     (c)  the right to do all things necessarily incidental to the foregoing,

     in each case subject to terms of the Underlying Rights.

     "Delivery Documentation" means, with respect to a Segment, all documentation regarding such Segment including construction inspection reports, fiber test results specifying end-to-end loss measured between Communication Shelters and optical time domain reflectometer traces at 1550nm, redacted copies of Underlying Rights that have not been previously delivered by 360 and, if the form is not specified in this Agreement or is not settled in advance of the date of delivery of the Delivery Documentation, a copy of the proposed form of the Segment Transfer Documents.

     "Environmental Contamination" means the presence of any explosives, radioactive materials, asbestos materials, urea formaldehyde, polychlorinated biphenyls, hydrocarbon contaminants, underground tanks, pollutants, contaminants, hazardous, corrosive or toxic substances, special waste or waste of any kind or any other substance the storage, manufacture, disposal, treatment, generation, use, transport, remediation or release into the environment of which is prohibited, controlled, regulated or licensed under Environmental Laws, or which exceeds the legal limits permitted under Environmental Laws.

     "Environmental Laws" means any and all statutes, laws, regulations, orders, bylaws, permits and other lawful requirements of any federal, provincial, municipal or other Governmental Authority having jurisdiction now or hereafter in force with respect, in any way, to the environment, public or occupational health and safety, including all applicable guidelines and standards with respect to the foregoing as adopted by any of those Governmental Authorities from time to time.

     "Estimated Route Kilometers" has the meaning provided in Section 2.2.

     "Fiber Acceptance Testing" has the meaning provided in Section 2.5(a).

     "Final Payment" shall mean, collectively, the Route 1 Final Payment and the Route 2 Final Payment.

     "First Nations" means bands and other organizations of First Nations, aboriginal or native people, including Metis, to the extent that they have jurisdiction and lawful authority under Canadian law.

     "First Renewal Term" means the renewal period commencing on the expiry of the Initial Term and continuing until the date specified in Schedule "B".

     "Force Majeure" means, in relation to the performance of any obligation under this Agreement other that Customer's payment obligations, any cause, condition or event of any nature whatsoever that is not reasonably foreseeable at the time this Agreement is executed and that is beyond the reasonable control of the party responsible for performance of such obligation and not caused in whole or in part by its default, and that prevents, in whole or in part, or delays the performance by that party of its respective obligations under this Agreement, and includes without limitation, Acts of God, weather conditions that impede construction (including, without limitation, the ground freezing before it would ordinarily do so), fires, floods, Infrastructure Components or other materials failures, shortages or unavailability or other delay in delivery not resulting from the responsible party's failure to timely place orders therefor (it being expressly acknowledged that the Cable that is being acquired for and installed in the System and that will include the Customer Fiber Assets must include higher fiber counts than that necessary solely for the Customer Fiber Assets in order to permit completion of the entire System), lack of or delay in transportation, governmental, quasi-governmental or First Nations codes, ordinances, laws, rules, regulations or restrictions, acts of war or civil disorder, strikes or other labour disputes, failure of a third party to grant or recognize an Underlying Right, permitting delays beyond the reasonable control of 360, inability to obtain track time or access to the System, or any other cause beyond the reasonable control of such party.

     "GAAP" means the generally accepted accounting principles (including the methods of application of such principles) that are applicable in the United States of America as at the date on which any calculation made under this Agreement is to be effective.

     "Governmental Authority" means any Canadian federal, provincial, municipal or local government, parliament, legislature or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or, without limitation to the foregoing, any other law, regulation or rule-making entity, having jurisdiction in the relevant circumstances, and includes First Nations to the extent that they have jurisdiction and lawful authority under Canadian law.

     "GST Registrant" means a Person that is registered under Part IX of the Excise Tax Act (Canada).

     "Infrastructure Components" means fiber optic infrastructure buried within or affixed to, in or under land, or improvements thereto, consisting of one or more Bundles in a Cable, together with Communications Shelters and Support Structures relating to the Cable.

     "Initial Term" means, for each Segment, the time period commencing on the Segment Transfer Date and continuing until the day described on Schedule "B" as the date of expiry of the Initial Term.

     "Interest Holder" means, for any Segment or portion of a Segment, any and all owners (including Customer, 360 and their respective Affiliates, as applicable) of Bundles or Strands within such Segment or portion of a Segment, which ownership interest or other right has been validly obtained in accordance with the restrictions on transfer contained in this Agreement. For greater clarity, an "Interest Holder" shall not include the holder of an indefeasible right to use unless and until the holder exercises any associated right to acquire ownership of strands.

     "IRU Agreement" means a grant to Customer of an irrevocable and indefeasible right of use, with respect to a Segment or portion of a Segment, of Strands or of System Support Structures or a portion thereof, or any combination of them, incorporating the business terms of this Agreement and in a form acceptable to Customer and 360, each acting reasonably.

     "Lien" means any mortgage, debenture, hypothecation, pledge, lien, security interest, covenant, condition, right of re-entry, lease, licence, option, claim, trust or other encumbrance or charge of whatever kind or nature, regardless of form and whether consensual or arising by law, statutory or otherwise, and whether or not registered or registrable.

     "Maintenance Window" or "MW" shall mean a prearranged period of time reserved for performing certain work on the System that may potentially impact traffic along the System.

     "Option Segments" means the Segments described in Schedule "B".

     "Other Taxes and Charges" means all taxes, rates, duties, assessments, fees and other charges (including, without limitation, all municipal taxes, gross receipts taxes, gross revenue taxes, linear taxes, licence fees and similar payments) that are levied, rated, charged or assessed by any Governmental Authority in its capacity as a taxing or assessing or fee levying authority, and not as an owner or administrator of land, against or in respect of:

     (a) the System Infrastructure or Underlying Rights or any estates or interests created by the Underlying Rights or any part or component of either;

     (b) any equipment, fixtures, personal property and facilities of any Person placed or installed in or on any of the System Infrastructure, including without limitation, any equipment, fixtures, personal property and facilities placed or installed in Communication Shelters;

     (c) any and every business and business activity carried on or conducted by any Person on or in connection with the System Infrastructure; or

     (d) the use or occupancy of any part of the System Infrastructure by any Person,

     but excludes Property Taxes, Transfer Taxes and Access Fees.

     "Person" means a natural person, corporation, firm, limited or unlimited liability company, partnership or other form of legal entity.

     "Property Taxes" means all taxes, rates, duties, levies and assessments whatsoever, levied, charged, imposed or assessed by any Governmental Authority in its capacity as a taxing or assessing authority and not as an owner or administrator of land, against the System Infrastructure or Underlying Rights or against the estates or interests created by the Underlying Rights or any part or component of either, and whether upon Customer, 360 or any other Interest Holder, any grantor of an Underlying Right or any other Person in respect thereof, including those levied, charged, imposed or assessed for municipal purposes, hospitals, schools, education and local improvements, but excluding Transfer Taxes, Other Taxes and Charges and Access Fees.

     "Proportionate Share" means, with respect to Customer, 360, or another Interest Holder, and for any Segment or Segment or portion of a Segment, a fraction the numerator of which is the number of Strands in the Segment or portion thereof owned or held pursuant to a long term lease or irrevocable right of use granted by Customer or 360 or such Interest Holder (excluding, with respect to 360 and its Affiliates, those owned or otherwise held by 360 or its Affiliates as dark fiber inventory which is available for purchase by third parties (who would, at the time of purchase, each become an Interest Holder), and the denominator of which is the aggregate of:

     (a) the total number of Strands in the Cable in the Segment or portion thereof so owned or otherwise held by Customer or any other Interest Holder (but excluding 360 and its Affiliates); plus

     (b) the total number of Strands in the Cable in the Segment or portion thereof owned by any of 360 or its Affiliates other than as dark fiber inventory which is available for purchase by third parties (who would, at the time of purchase, each become an Interest Holder).

     "Purchase Price" has the meaning provided in Section 2.2.

     "Renewal" means a renewal of this Agreement and of the rights, obligations and interests of the parties under this Agreement and under the other Transaction Documents, for the First Renewal Term or the Second Renewal Term, as the case may be.

     "Renewal Term" means the First Renewal Term or the Second Renewal Term, as the case may be.

     "Route 1" shall mean, collectively, those Segments designated as Route 1 Segments on Schedule "B".

     "Route 1 Final Payment" has the meaning set forth in Section 2.2.

     "Route 1 Initial Payment" has the meaning set forth in Section 2.2.

     "Route 2" shall mean, collectively, those Segments designated as Route 2 Segments on Schedule "B".

     "Route 2 Final Payment" has the meaning set forth in Section 2.2.

     "Route 2 Initial Payment" has the meaning set forth in Section 2.2.

     "Route Kilometers" shall mean, with respect to each Segment, the number of linear route kilometers (to the nearest hundredth of a kilometer) as constructed and based upon the As-Built Drawings.

     "Second Renewal Term" means the renewal period commencing on the expiry of the First Renewal Term and continuing until the date specified in Schedule "B".

     "Segment" means the portion of the System Infrastructure connecting any two interconnection points so described in Schedule "B".

     "Segment End Point" has the meaning provided in Section 2.1.

     "Segment Transfer Date" means, for a particular Segment, the date upon which 360 or one of its Affiliates transfers or grants to Customer the requisite interest in the Customer Assets in respect of the Segment or part thereof in accordance with this Agreement.

     "Segment Transfer Documents" means, for a particular Segment, the bills of sale in the form attached hereto as Schedule "F", any licences pursuant to
     Section 2.13, any IRU Agreement and any licences or other documents implementing the transactions contemplated by this Agreement, to be executed by 360 or its Affiliates and/or Customer to transfer or grant the Customer Assets to Customer for such Segment.

     "Segregated Space" has the meaning provided in Section 2.15(b).

     "Shared Space" has the meaning provided in Section 2.15(b).

     "Specifications" means those project specifications that are contained or referred to in Schedule "E", as amended from time to time by agreement in writing among Customer and 360.

     "Strand" means a standard dark strand of optical fiber, as more particularly described in the Specifications.

     "Subsidiary" has the meaning provided in the Canada Business Corporations Act (Canada).

     "Support Structures" means, subject to Section 1.2, collectively, all infrastructure (other than Communication Shelters) necessary to support a Cable or Cables, including without limitation, Cable Sheathing, the Conduit, troughing, pedestals, slack containers, poles (except where third party poles are used), handholds, warning signs, manholes, marking posts and any equipment related thereto and including Utilities Shelters, but excluding any Bundles or Strands.

     "Support Structures Agreement" means, for any Segment or applicable portion of a Segment, the agreement entered into or to be entered into by 360, Customer and the other Interest Holders for that Segment or portion of a Segment, as described in Section 2.8.

     "System" has the meaning provided in the Recitals.

     "System Infrastructure" means the Infrastructure Components for the System.

     "System Support Structures" means the Support Structures for the System.

     "Transaction Documents" means this Agreement, the Support Structures Agreements, all Segment Transfer Documents and all other agreements executed or to be executed and delivered pursuant to the terms of this Agreement.

     "Transfer" means an assignment, sale, transfer, swap, "condo", exchange, lease or other disposition by Customer of the Transaction Documents or its rights thereunder or of any of the Customer Assets or any interest therein, and includes the grant of an indefeasible right of use or similar interest, but shall not include Customer providing, selling or otherwise making available Capacity and Services to any other Person.

     "Transfer Taxes" means all sales taxes, sales and use taxes, value added taxes, goods and services taxes, property transfer taxes, harmonized sales taxes and other transfer taxes and similar charges required to be reported upon or paid to any Governmental Authority in respect of a transaction for the sale or transfer or provision of property, goods or services, and all interest and penalties on any of them, whether initially or as a result of reassessment.

     "Underlying Rights" has the meaning provided in Section 4.4(a) .

     "Underlying Rights Requirements" has the meaning provided in Section
     2.9(a).

     "UR Fees" means all costs of the acquisition and maintaining in force of the Underlying Rights.

     "US IRU Agreement" has the meaning provided in the Recitals.

     "US WFI System" has the meaning provided in the Recitals.

     "Utilities Shelters" means the utilities shelters that will be part of the System Infrastructure, as more particularly described in the Specifications.

1.2  System Infrastructure and Support Structures

For clarity:

(a) any Support Structures that are not necessary to support a Cable or Cables containing Strands or Bundles that form part of the System Infrastructure (such as, by way of example only, empty Conduit on the Underlying Rights); and

(b) anything other than Strands, Bundles or Cables that are placed in a Conduit (such as, by way of example only, co-axial cable),

shall not be part of the System Infrastructure or the Support Structures.

1.3  Construction

In this Agreement, except as otherwise expressly provided or as the context otherwise requires:

(a) all references in this Agreement to a designated "Article", "Section", "Subsection" or other subdivision or to a "Schedule" is to the designated article, section, subsection or other subdivision of, or Schedule to, this Agreement;

(b) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision or Schedule;

(c) the headings and captions are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

(d) the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, any Person that is not a human being; the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without limitation" or "but not limited to" or words of similar import, is used with reference thereto);

(e) any accounting term not otherwise defined has the meaning assigned to it by GAAP and all accounting matters will be determined in accordance with GAAP, applied on a consistent basis;

(f) any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing or superseding that statute or regulation;

(g) all references to currency mean Canadian currency and all sums of money are expressed in Canadian currency;

(h) any other term defined within the text of this Agreement has the meaning so ascribed;

(i) a reference to a time or date is to the local time or date at Vancouver, British Columbia;

(j) a reference to an approval, authorization, consent, designation, waiver or notice means written approval, authorization, consent, designation, waiver or notice; and

(k) a capitalized cognate of a defined term has a meaning corresponding to that of the defined term.

1.4  Amendment

No amendment, waiver, termination or variation of the terms, conditions, warranties, covenants, agreements and undertakings set out herein will be of any force or effect unless the same is reduced to writing duly executed by all parties hereto in the same manner and with the same formality as this Agreement is executed, except that, as between any two parties solely, such may be binding on such parties if executed by them, and a waiver in writing executed by one party shall be binding on such party.

1.5  Schedules

The following Schedules to this Agreement are an integral part of this
Agreement:

Schedule           Description
"A"                The Route
"B"                Segments, Terms and Purchase Price
"C"                [Deleted]
"D"                Fiber Optic Cable, Splicing, Testing and Acceptance Standards
"E"                Construction Specifications
"F"                Form of Bill of Sale
"G"                Principles to be Embodied in Support Structures Agreement(s)
"H"                System Maintenance Specifications and Procedures
"I"                Terms Applicable to CPR and CN Underlying Rights
"J"                Sublicense Agreement
"K-1"              [Deleted]
"K-2"              [Deleted]
"L"                Standard Specifications for 360 Facilities
"M"                Collocation License Agreement

1.6  Priority of Agreements

In the event of any inconsistency or other conflict between the terms of this Agreement and the terms of any Schedule, then the terms of this Agreement shall prevail and have priority over the terms of such Schedule.

2.   PURCHASE AND SALE

2.1  The System

(a) The System will generally connect the city pairs identified in Schedule "B". Each such city shall be referenced to as a "Segment End Point".

(b) The specific route and location of the System between the Segment End Points in the System is subject to the Underlying Rights and 360's absolute discretion; provided however that the System will connect the Segment End Points in the System. At each Segment End Point in the System, the Customer Fiber Assets will be terminated at a fiber distribution panel in a 360 POP.

(c) Notwithstanding anything to the contrary contained in this Agreement, 360 may elect to acquire any portion of the System from third parties (whether by purchase, lease, sublease, indefeasible right of use or otherwise) in lieu of constructing and installing the System with respect to such portion. Any such acquired portion shall be constructed in accordance with the specifications and procedures required by this Agreement except for deviations that do not, in the reasonable discretion of 360, materially affect the utility or value of the System.

(d) Notwithstanding anything to the contrary contained in this Agreement, 360 may assign or subcontract to a third party any or all of 360's duties or obligations to Customer under this Agreement, provided that 360 shall remain obligated to Customer under the terms of this Agreement for any such duties.

2.2  Sale, Grant, Purchase Price and Allocation

(a) On the basis of the representations, warranties and covenants of 360 and Customer set forth in this Agreement and subject to the terms and conditions of this Agreement, for the Purchase Price, 360 shall sell or grant, or cause its Affiliates to sell or grant, the Customer Assets to Customer and Customer shall purchase and accept the Customer Assets from 360 or its Affiliates, free and clear of all Liens.

(b) In consideration of the sale or grant by 360 to Customer of the Customer Assets, Customer agrees to pay to 360, for each Segment, a fee as set forth in Schedule "B", subject to adjustment as provided in Section 2.4 (the "Purchase Price"), which shall be, or has been, paid by Customer to 360 as follows:

     (i) With respect to each Segment (or portion thereof) located within the System in Route 1:

          (A) *****% of the total Purchase Price for Route 1 (based upon Estimated Route Kilometers) is due and payable within ***** of the date of this Agreement (the "Route 1 Initial Payment"); and

          (B) *****% of the Purchase Price (based upon the actual Route Kilometers subject to Section 2.2(c)) is due and payable on ***** (a "Completion Payment"); and

          (C) *****% of the Purchase Price (based upon actual Route Kilometers) is due and payable ***** after ***** (a "Route 1 Final Payment").

     (ii) With respect to each Segment (or portion thereof) located within the System in Route 2:

          (A) *****% of the Purchase Price (based upon actual Route Kilometers) is due and payable on ***** (a "Route 2 Initial Payment"); and

          (B) *****% of the Purchase Price (based upon actual Route Kilometers) is due and payable ***** after ***** (a "Route 2 Final Payment").

(c) The Parties best estimate of total linear kilometers for the System is 7,458 kilometers (the "Estimated Route Kilometers"). The Route 1 Initial Payment, the Route 2 Initial Payment and the estimated total Purchase Price for each Segment in the System are set forth on Schedule "B". Each Completion Payment, the Route 2 Initial Payment, the Route 1 Final Payment and the Route 2 Final Payment with respect to each Segment in the System shall be based upon the actual Route Kilometers. Accordingly, each such

CONFIDENTIAL TREATMENT REQUESTED
AND THE REDACTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION
     payment shall be equitably adjusted upon ***** to account for any differences between the Estimated Route Kilometers and the actual Route Kilometers constructed.

(d) All payments made by Customer hereunder in excess of $100,000 shall be made by wire transfer of immediately available funds in accordance with wire instructions to be provided by 360. Payments of all other amounts by Customer hereunder may be made by wire transfer or by company check of immediately available funds payable to 360.

(e) 360 and Customer will attempt to reach a consensus on the allocation of the Purchase Price among the components of the Customer Assets, and if no consensus is reached each party shall proceed independently. 360 and Customer agree to report the purchase and sale of the components of the Customer Assets in any returns required to be filed under relevant taxation statutes in accordance with the agreed allocation, and in accordance with any such consensus regarding allocation among such components, but if no consensus is reached each party shall proceed independently.

(f) If 360 incurs any cost overruns with respect to construction of the System Infrastructure including, without limitation, pursuant to its obligations under Section 4.3, Customer shall not be required to pay any additional sums to 360, unless such cost overruns are otherwise caused or requested in writing by Customer.

(g) Customer's obligation to pay any amounts under this Agreement shall not be subject to any rights of set-off, counterclaim, deduction, defense or other right which Customer may have against 360 or any other party.

(h)  To secure the prompt payment of Customer's payment obligations under
     Section 2.2(b) of this Agreement and GT Group Telecom Services (USA) Corp. under section 4.1 of the US IRU Agreement, Customer hereby irrevocably grants, conveys, mortgages, and collaterally assigns to Worldwide Fiber (F.O.T.S.) No. 3, Ltd., as trustee for 360 and its Affiliates, all of Customer's estate, right, title and interest, now owned and hereafter acquired, in the Customer Assets and further hereby grants 360 a first and prior security interest in the Customer Assets. If a payment default under
     Section 2.2(b) of this Agreement or section 4.1 of the US IRU Agreement shall occur prior to the time 360 shall release such collateral assignment and security interest in accordance with this Section: (a) 360 shall have the immediate right to enter and take possession of the Customer Assets and/or to terminate Customer's access to and use of the Customer Assets;
     (b) 360 may sell, lease or offer for sale or lease the Customer Assets in such portions, order or segments as 360 may determine; and (c) under this Agreement 360 shall have all rights, remedies and recourses available to a secured party or mortgagee or now or hereafter existing in equity, at law, by virtue of statute or otherwise. Upon the sale or lease of the Customer Assets pursuant to this Section, Customer shall be divested of any and all interest and claim to the Customer Assets. Each remedy available to 360 under this Section and this Agreement shall be distinct and cumulative and may be exercised concurrently, independently or successively. Customer agrees to execute and deliver to 360, upon 360's request, any security agreements, financing statements, mortgages, collateral assignments or similar documents, as well as extensions, renewals

CONFIDENTIAL TREATMENT REQUESTED
AND THE REDACTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION
     and amendments thereof, in such form as 360 may require to create, attach or perfect a security interest with respect to the foregoing. Upon the payment of the Final Payment for all Segments in the US WFI System (as that term is defined in the US IRU Agreement) and the payment of the full Purchase Price for all Segments in the System, 360 shall grant, remise, release and reconvey without warranty, to Customer the collateral assignment and security interest in the Customer Assets held by 360 by or through this Section.

2.3  Default in Payment

Should any party default in payment of any amount that is due and payable under this Agreement, then, in addition to any other right that the non-defaulting party may have, the defaulting party shall pay to the non-defaulting party interest at a per annum rate equal to the prime rate of the Bank of Montreal, Main Branch in Vancouver, British Columbia, plus *****%, both before and after any court judgement or arbitration award in respect of the same, from the date such payment was due, less any applicable withholding taxes.

2.4  Adjustments to Purchase Price

The Purchase Price and the portions of the Purchase Price applicable to the Segments are based on the estimated length of the relevant Segments, as set out in Schedule "B". In the event the actual number of Route Kilometers in any Segment varies from the estimated number of Route Kilometers for such Segment, the actual Purchase Price payable under this Agreement in respect of such Segment shall be revised upward or downward based upon the actual number of Route Kilometers in such Segment, calculated at the per Route Kilometer rate specified in Schedule "B".

2.5  Testing, Acceptance and Delivery

(a) On a span by span basis along each Segment in the System, 360 shall test the Customer Fiber Assets in accordance with the procedures specified in Schedule "D" ("Fiber Acceptance Testing"). 360 shall provide Customer reasonable advance notice of the date and time of each Fiber Acceptance Testing such that Customer shall have the opportunity to have a person or persons present to observe the Fiber Acceptance Testing. When 360 has determined that the results of the Fiber Acceptance Testing show that the Customer Fiber Assets, with respect to a Segment in the System, have been installed and are operating in conformity with the applicable specifications set forth in Schedules "D" and "E", 360 shall promptly provide Customer written notice of the same (a "Completion Notice") and a copy of such test results.

(b) Within ten (10) days of receipt of a Completion Notice, Customer shall provide 360 with a written notice accepting or rejecting the Customer Fiber Assets with respect to such Segment, specifying in reasonable detail, if rejected, the defect or failure in the Fiber

CONFIDENTIAL TREATMENT REQUESTED
AND THE REDACTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION

     Acceptance Testing. If Customer fails to notify 360 of its acceptance or rejection of the Completion Notice within ten (10) days following Customer's receipt of the same, Customer shall be deemed to have accepted such Customer Fiber Assets. The date of such notice of acceptance or deemed acceptance of the Customer Fiber Assets shall be the "Acceptance Date." In the event of any good faith rejection by Customer, 360 shall take such action as reasonably necessary, and as expeditiously as practicable, to correct or cure such defect or failure. The foregoing notwithstanding, if Customer uses the Customer Fiber Assets to carry traffic prior to acceptance, such use shall constitute acceptance of the Customer Fiber Assets.

2.6  Customer Payments

(a) It is understood and agreed that Customer shall pay all costs and expenses incurred in relation to the connection of Customer's equipment to the Customer Fiber Assets and the installation, operation or maintenance of Customer's equipment.

(b) The Purchase Price does not include any Transfer Taxes levied in respect of the transfer of the Customer Assets from 360 or its Affiliates to Customer pursuant to this Agreement. Customer shall be responsible for and shall pay as and when due in accordance with applicable laws (including self-assessment and remittance, where applicable) any and all Transfer Taxes levied in respect of the transfer of the Customer Assets from 360 or its Affiliates to Customer pursuant to this Agreement. To the extent any Transfer Taxes are paid by Customer to 360 or its Affiliates, 360 shall remit or cause to be remitted to the applicable taxing authority such Transfer Taxes on a timely basis in accordance with applicable laws. 360 shall cooperate with Customer in good faith to minimize any such Transfer Taxes, including without limitation making such elections and taking such steps provided for in any applicable legislation or regulation as may reasonably be requested by Customer, provided neither is adversely affected thereby.

2.7  Option Segments

360 hereby grants to Customer an option to purchase either six (6) or twelve
(12) Strands and the corresponding rights and other assets equivalent to the Customer Assets for the elected number of Strands (the "Option Assets") within a system of Infrastructure Components on each of the Option Segments, for the price specified in Schedule "B", such option to be exercisable at any time on or before that day which is 12 months after the date of this Agreement, by notice in writing (the "Exercise Notice") given by Customer to 360; provided that Customer is not in default under the terms of this Agreement or the US IRU Agreement; and provided further that Customer's option to purchase Option Assets for one or more of the Option Segments shall be subject to the availability of Strands in such Option Segments (as determined by 360) if the Exercise Notice is not delivered to 360 within sixty (60) days after the date first written above. On the exercise of the option with respect to any Option Segment, there shall be a binding agreement between Customer and 360 for the amendment of this Agreement to provide also for the purchase by Customer from 360, and the sale and grant by 360 to Customer, of the Option Assets for each Option Segment in respect of which the option has been exercised, with all necessary changes to the Purchase Price, the components of the Purchase Price and the description of the Customer Assets, and the other terms and conditions of this Agreement shall be applicable to the agreement formed on the exercise of the option in this Section 2.7, mutatis mutandis. Without limiting the generality of the foregoing, upon the exercise of such option in respect of each Option Segment, for the purposes of this Agreement, the Infrastructure Components constructed or acquired or to be constructed or acquired by 360 for such Option Segment shall be part of the "Infrastructure Components", any Support Structures forming part thereof shall be part of the "Support Structures", and the Option Assets for such Option Segment shall form part of the "Customer Assets".

2.8  Support Structures Agreements and Maintenance

(a) Customer and 360 agree that they will negotiate in good faith with a view to entering into the Support Structures Agreements for each Segment or applicable portion with all appropriate Interest Holders as soon as may be reasonably practicable following execution of this Agreement, and with each Person who subsequently becomes an Interest Holder, the intent being that all Interest Holders from time to time for each Segment or applicable portion will be parties to the applicable Support Structures Agreement. The principles to be embodied in the Support Structures Agreements are outlined in Schedule "G". Customer shall cause all Interest Holders from time to time, who have acquired their interest through Customer, to enter into the Support Structures Agreements.

(b) Notwithstanding Section 2.8(a), Customer acknowledges that 360 or its Affiliates have transferred or have contractual obligations to transfer certain Strands to certain third parties and/or their successors and assigns pursuant to agreements that contemplate that each such third party on the segments where such fiber is located will be required to enter into Support Structures Agreements in accordance with certain terms and/or principles specified in such agreements. Customer agrees that it shall enter into all such Support Structures Agreements as may reasonably be required by 360 in order to comply with the obligations of 360 or its Affiliates under such agreements. Customer acknowledges that the terms of such Support Structures Agreements may not be entirely consistent with the terms of this Agreement. By way of example only, the terms of such Support Structures Agreements may contain different or additional provisions relating to the obligation to insure, the allocation of taxes, the transfer of strands on the expiry of the Initial Term or any Renewal Term, and the removal of physical assets on the decommissioning of the System. In the event of any such inconsistency, Customer agrees that the terms of such Support Structures Agreements shall prevail over the terms of this Agreement. 360 represents to Customer that the obligations of Customer under such Support Structures Agreements will not, in the aggregate, be materially greater that the obligations of 360 thereunder, mutatis mutandis (for example, taking into account the different number of fibers owned or used by 360 and Customer, respectively, in any applicable Segments).

(c) From and after the Segment Transfer Date with respect to each Segment, the maintenance of the System within such Segment shall be provided in accordance with the maintenance requirements and procedures set forth in Schedule "H". Customer agrees to reimburse 360 for maintenance in accordance with the provisions of Schedule "H".

(d) From and after the Segment Transfer Date with respect to each Segment, in the event that all or any part of the System within such Segment is damaged or destroyed such that a service affecting condition exists on the Customer Fiber Assets, WFI shall promptly resolve such service-affecting condition utilizing the procedures described in Schedule "H". For purposes of this
     Section 2.8(d), "service affecting condition" shall mean any condition that causes loss of revenue bearing traffic to Customer, except where the condition is caused by Customer or a deficiency in Customer's electronics or other equipment. Notwithstanding anything contained herein to the contrary, 360 shall not incur any liability to Customer by reason of a service affecting condition, except its obligation to resolve such service affecting condition as set forth in this Section 2.8(d), and Customer shall not be entitled to any credits for the Purchase Price or any other payment paid or to be paid by the Customer pursuant to this Agreement by reason of such service affecting condition.

(e) Customer shall have no right to physically access the System or maintain, adjust, align or attempt to repair the Customer Fiber Assets.

(f) Unless otherwise agreed to in writing by the parties, nothing in this Agreement shall obligate 360 to maintain Customer's optronic, electrical, optical or other equipment, all of which are the obligation and responsibility of Customer.

2.9  Operation and Use of the System

(a) The requirements, restrictions, and/or limitations on Customer's right to use the Customer Fiber Assets and Support Structures and facilities contained in this Agreement, all applicable government codes, ordinances, laws, rules and regulations and any safety, operational and other rules and regulations imposed in connection with the Underlying Rights, provided 360 notifies Customer of such other rules and regulations, or Customer otherwise receives notice or acquires knowledge thereof, are referred to collectively as the "Underlying Rights Requirements".

(b) Customer represents, warrants and covenants that it will, at all times, use the Customer Fiber Assets and Support Structures and facilities in compliance with and subject to the Underlying Rights Requirements. Notwithstanding anything to the contrary contained herein, Customer shall secure, prior to the Segment Transfer Date with respect to each Segment in the System, and maintain in full force and effect during the term of this Agreement, any and all necessary approvals, consents, rights of way, permits, franchises, licenses or similar approvals from all governmental and other authorities that are necessary or required to be obtained by Customer for the use and operation of the Customer Fiber Assets and Support Structures and facilities by Customer.

(c) 360 agrees and acknowledges that it has no right to use the Customer Fiber Assets during the term of this Agreement and that 360 shall keep the Customer Fiber Assets free from any liens of any third party attributable to 360 and any rights or claims of any third party attributable to 360. 360 shall obtain from any entity in favour of which 360, in its discretion, shall have granted after the date hereof a security interest or lien on all or part of the System a written nondisturbance agreement substantially to the effect in which such lienholder acknowledges Customer's rights and interests in and to the Customer Fiber Assets and Support Structures and facilities hereunder, and agrees that Customer shall not be diminished, disturbed, impaired or interfered with in any adverse respect by such lien holder.

(d) Subject to the limitations set forth in this Agreement, Customer may use the Customer Fiber Assets and Support Structures and facilities for lawful telecommunications purposes only. Customer may encumber the Customer Assets, on the condition that

     Customer shall provide to 360 an agreement from any such lien holder that the interest of any lien holder is subordinate to the interests of 360 and its Affiliates hereunder.

(e) Customer and 360 shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of, any event which would be reasonably likely to give rise to any damage or impending damage to or loss of the System that are known to such party.

(f) Customer shall not use its system in a way that interferes in any way with or adversely affects the use of the Strands or Cable of any other person using the System. The parties acknowledge that the System includes or will include other participants.

(g) Customer and 360 each agrees to cooperate with and support the other in complying with any requirements applicable to their respective rights and obligations hereunder.

2.10 360 and Ledcor Property Rights

Customer acknowledges that it shall not by this Agreement, the US IRU Agreement, the Capacity Lease, the Transaction Agreement or any ancillary document acquire any interest in any rights of Ledcor Industries Limited or Ledcom Holdings Ltd. or 360 or their respective Affiliates to certain patents and copyrighted materials that 360 or its Affiliates may use in the construction of the System Infrastructure, but this clause shall not prevent Customer from making use of the Customer Assets.

2.11 Access Fees

(a) Customer and 360 acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible, any Access Fees, to cooperate with each other and to coordinate their mutual efforts to the extent reasonably necessary to achieve such objectives in accordance with the provisions of this Agreement. Customer and 360 acknowledge that it is the opinion of each of Customer and 360 that they are not liable to pay Access Fees and that Access Fees are not exigible on either of them.

(b) For every Segment or portion of a Segment, Customer shall timely pay any and all Access Fees that are separately levied, rated, charged or assessed against or in respect of Customer or its Affiliates or the Customer Assets in such Segment or portion.

(c) For every Segment or portion of a Segment, Customer shall timely pay to 360 its share of any and all Access Fees that are not separately levied, rated, charged or assessed against or in respect of Customer or its Affiliates or the Customer Assets in such Segment or portion. Upon receipt of a notice of any such Access Fees, 360 shall promptly notify Customer of such Access Fees and Customer shall promptly reimburse 360 for its share of such Access Fees as provided below. If requested by 360, Customer shall advance its share of such Access Fees to 360 prior to their payment by 360. The share of Access Fees to be paid by Customer shall be determined:

     (i) to the extent that such Access Fees are calculated based on the revenue, projected revenue, receipts, income or profits of Customer or its Affiliates, the portion will be the amount of such Access Fees as is calculated based on the revenue, projected revenue, receipts, income or profits of Customer and its Affiliates; and

     (ii) otherwise, such share shall be that percentage of such Access Fees that equals X divided by Y multiplied by *****%, where:

               "X" equals the number of Strands in the applicable Segment or portion thereof which Customer owns or has rights to use pursuant to a long term lease or irrevocable right of use, and

               "Y" equals the total number of Strands in the applicable Segment or portion thereof in the Cable in which the Customer owns or has rights to use Strands.

          In the event that such Access Fees relate to more than one Segment, 360 shall calculate the Customer's share under this paragraph 2.11(c)(ii) on a Segment by Segment (or portion thereof) basis or, if that is not possible or practical, by averaging the values of "X" and "Y" on a per kilometre basis.

     2.12 [Deleted]

     2.13 Customer Interest in Underlying Rights

(a)  Subject to the provisions of this Agreement, the sale referred to in
     Section 2.1 includes, at no additional cost to Customer during the Initial Term, to the extent permitted by the relevant Underlying Rights, the grant by 360 to Customer, irrevocable during the Initial Term and any Renewal Term, of the Customer UR Rights in respect of all Underlying Rights for the System, in the form attached as Schedule "J". The Sublicense attached as Schedule "J" shall be modified for each Segment to add any terms required by the Underlying Rights.

(b) The Purchase Price referred to in Section 2.2 shall be inclusive of all UR Fees during the Initial Term, except Access Fees payable by Customer as described in Section 2.11.

(c) 360 will use commercially reasonable efforts to ensure that the Customer UR Rights are capable of being renewed for the First Renewal Term and, if applicable, the Second Renewal Term.

(d) In the event Customer wishes to consider a Renewal, either at the end of the Initial Term or at the end of the First Renewal Term, Customer shall give to 360 notice in writing of its interest at least 12 months, but not more than 24 months, prior to the end of the then current term.

(e) Notwithstanding anything to the contrary contained herein, the Customer Interest in Underlying Rights is subject in all respects to applicable laws and the terms of the Underlying Rights, including without limitation:

CONFIDENTIAL TREATMENT REQUESTED
AND THE REDACTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION

     (i) any requirements for the consent of the grantor of such Underlying Right to such grant; and

     (ii) if the term of an Underlying Right is less than the Initial Term, that the Customer UR Rights in respect of that Underlying Right shall be limited to the term of that Underlying Right.

2.14 IRU Agreements and Other Arrangements

(a) If an Underlying Right for any portion of a Segment does not permit the grant of the Customer Interest in Underlying Rights pursuant to Section 2.13(a) with respect to, or does not permit the sale and transfer to Customer of, all or any portion of the Customer Fiber Assets and the Customer Interest in Support Structures (the Customer Fiber Assets and the Customer Interest in Support Structures, in respect of which an Underlying Right does not permit the grant of the Customer Interest in Underlying Rights pursuant to Section 2.13(a) and/or that the Underlying Right does not permit to be sold or transferred to Customer, are herein called the "Affected Customer Assets"), to the extent not so permitted, Customer shall not take title to such Affected Customer Assets or take a licence under
     Section 2.13(a) with respect to the applicable Underlying Rights, and 360 or its Affiliates shall instead, for no additional consideration and to the extent permitted by the applicable Underlying Rights, provide Customer with an IRU Agreement in respect of the Affected Customer Assets with a term and renewal provisions the same as those contained in this Agreement, mutatis mutandis.

(b) If an Underlying Right for any portion of a Segment does not permit the grant of the Customer Interest in Underlying Rights pursuant to Section 2.13(a), and does not permit the entering into of an IRU Agreement under
     Section 2.14(a), with respect to any Affected Customer Assets, then Customer shall not be granted rights under an IRU Agreement in respect of the Affected Customer Assets, and the parties shall instead enter into a mutually satisfactory arrangement that allows 360 or its Affiliates to grant to Customer as broad rights as possible to use bandwidth or lit fiber services and allows Customer to use or obtain the benefit of the Affected Customer Assets, as extensive as Customer would have had if Customer had received the grant of the Customer Interest in Underlying Rights under
     Section 2.13(a) and the sale and transfer of the Customer Assets in respect of that Underlying Right.

CONFIDENTIAL TREATMENT REQUESTED
AND THE REDACTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION

(c) In the event that the circumstance that caused 360 to enter into an IRU Agreement pursuant to Section 2.14(a) or other arrangement with Customer pursuant to Section 2.14(b), as the case may be, shall be resolved, or Customer shall acquire its own underlying right which permits a grant of the Customer Interest in Underlying Rights with respect to, or the sale and transfer to Customer of, the Affected Customer Assets, then Customer shall be entitled, at Customer's sole option, to take such a grant of the Customer Interest in Underlying Rights under Section 2.13(a) and to require 360 to sell and transfer to Customer the Affected Customer Assets, with no additional consideration to 360.

2.15 Network Access; 360 Facilities

(a) Subject to the provisions of this Section 2.15, 360 will provide Customer during the applicable term(s) with occupancy in each of the 360 Facilities along the System or, where Customer desires, interconnection access to the 360 splice points or distribution panels. Customer's occupancy in the 360 Facilities shall consist of either (a) the exclusive right to use up to ***** of segregated space in each such 360 Facility ("Segregated Space"), for $***** per month per Segregated Space, or (b) the non-exclusive right to use up to ***** protected power/equipment racks in shared space within each such 360 Facility occupied hereunder or under the Capacity Lease ("Shared Space"), for $***** per month per rack per Shared Space, and where physically available at least ***** protected power/equipment racks within each such 360 Facility occupied hereunder or under the Capacity Lease at 360's then current market rate for any racks in addition to the first ***** racks. For any Renewal Term, Customer shall pay 360's then current market rate for such Shared Space and Segregated Space. 360 shall provide Customer (for Shared Space and Segregated Space) up to ***** amps of DC power and battery string/rectifiers at no charge. Additional DC power would be provided to Customer, in ***** amp increments, at the rate of $***** per ***** amps of DC power per month, to be provided in ***** amp increments. Subject to the Underlying Rights Requirements, Customer shall have 7 days a week, 24 hours a day access to Segregated Space and supervised access to Shared Space.

(b) Customer's use of the 360 Facilities is subject to the Underlying Rights Requirements and to 360 obtaining other required permits, authorizations and approvals. A description of the material specifications for the 360 Facilities is set forth in Schedule "L". Customer shall request occupancy of the 360 Facilities as set forth in subsection 2.15(a) in writing prior to the latter to occur of (i) sixty (60) days after the date first written above, and (ii) thirty (30) days after the date that the plans for such 360 Facilities have been communicated in writing to Customer; provided that Customer's written request for occupancy shall specify in reasonable detail which 360 Facilities Customer desires to occupy and the type of space desired. Customer's occupancy of such space in 360 Facilities shall be governed by the terms and conditions of 360's standard form collocation agreement set forth at Schedule "M", as well as the terms of this Agreement. In the event Customer does not request use of a particular 360 Facility within such sixty (60) or thirty (30) day period, as applicable, and Customer subsequently requests the same, 360 will provide such use on the general terms and conditions of this Agreement,

CONFIDENTIAL TREATMENT REQUESTED
AND THE REDACTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION
     including 360's standard form collocation agreement, subject to availability and at 360's then current rate.

(c) 360 shall interconnect Customer's communications system with the Customer Fiber Assets at fiber distribution panels at the 360 POP at each Segment End Point in the System by cable stub from the System and, subject to
     Section 2.15(d), at other technically feasible splice points along the Routes in the System (collectively, the "Connecting Points"). All interconnections of the Customer Fiber Assets and work with respect to the System shall be performed by 360 and in accordance with 360's applicable specifications and operating procedures.

(d) 360 shall consult with Customer regarding Connecting Points. If Customer desires that 360 interconnect the Customer Fiber Assets with Customer's communications system at Connecting Points which are not 360 Facilities, Customer shall notify 360 in writing of such request. 360, in its absolute discretion, shall determine whether such request is feasible from a technical standpoint and with respect to the Underlying Rights. If 360 determines that such request is feasible, 360 shall submit to Customer in writing an estimate of the Costs to be incurred in connection therewith and an estimate of the time to perform such work. Such work will be restricted to a Maintenance Window, unless otherwise agreed to in writing for specific projects. If Customer determines that such work shall be performed, Customer shall advance to 360 the estimated Costs to perform such work. Upon completion of the work, Customer shall pay 360 a management fee for such work equal to ***** of the Costs incurred therewith within thirty (30) days of Customer's receipt of 360's invoice therefor, which payment shall be equitably adjusted for any difference between estimated and actual costs.

(e) With respect to Connecting Points which are 360 Facilities, Customer shall pay 360's Costs for each connection plus a management fee equal to ***** of such Costs within thirty (30) days of Customer's receipt of 360's invoice therefor. In order to schedule a connection of this type, Customer shall request and coordinate such work not less than ninety (90) days in advance of the date the connection is requested to be completed. Such work will be restricted to a Maintenance Window, unless otherwise agreed to in writing for specific projects.

(f) Subject to all applicable Underlying Rights Requirements, 360 shall provide Customer with reasonable access to the Connecting Points at all times. Neither 360 nor Customer shall have any limitations on the types of electronics or technologies employed to utilize its Strands, subject to 360 safety procedures and so long as such electronics or technologies do not interfere with the use of or present a risk of damage to any portion of the other party's system.

CONFIDENTIAL TREATMENT REQUESTED
AND THE REDACTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION

(g) Notwithstanding anything contained in this Agreement to the contrary, any and all work with respect to the System shall be performed by 360. If Customer desires that 360 perform any additional work with respect to the Customer Fiber Assets or System, Customer shall notify 360 in writing of such request. 360, in its absolute discretion, shall determine whether such work is feasible from a technical standpoint and with respect to the Underlying Rights. If 360 determines that such work is feasible, 360 shall submit to Customer in writing an estimate of the Costs to be incurred in connection therewith and an estimate of the time to perform such work. Such work will be restricted to a Maintenance Window, unless otherwise agreed to in writing for specific projects. If Customer determines that such work shall be performed, Customer shall advance to 360 the estimated Costs to perform such work. Upon completion of the work, Customer shall pay 360 a management fee for such work equal to ***** of the Costs incurred therewith within thirty (30) days of Customer's receipt of 360's invoice therefor, which payment shall be equitably adjusted for any difference between estimated and actual costs.

3.   WARRANTIES, REPRESENTATIONS AND ACKNOWLEDGEMENTS

3.1  Representations and Warranties

By execution of this Agreement, each party represents and warrants to the other
(a) that the representing party has full right and authority to enter into and perform this Agreement in accordance with the terms hereof and thereof, and that by entering into or performing this Agreement, the representing party is not in violation of its charter or bylaws, or any law, regulation or agreement by which it is bound or to which it is subject; and (b) that the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action, that the signatories for such party hereto are authorized to sign this Agreement, and that the joinder or consent of any other party, including a court or trustee or referee, is not necessary to make valid and effective the execution, delivery and performance of this Agreement by such party.

3.2  Acknowledgement

360 MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE CUSTOMER ASSETS, THE SUPPORT STRUCTURES, THE FACILITIES, OR ANY WORK PERFORMED UNDER THIS AGREEMENT, INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE WARRANTIES SET FORTH IN THIS AGREEMENT CONSTITUTE THE ONLY WARRANTIES MADE BY 360 TO CUSTOMER WITH RESPECT TO THIS AGREEMENT AND ARE MADE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED.

CONFIDENTIAL TREATMENT REQUESTED
AND THE REDACTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION

4.   COVENANTS OF 360 AND CUSTOMER

4.1  Access to Information

During the period commencing on the date of this Agreement and continuing for the duration of this Agreement, 360 will provide to Customer such information (including copies of relevant documents, agreements and other contractual matters), excluding financial information (other than financial information on charges or other payments that may be imposed on Customer pursuant to the terms of the Underlying Rights or for which Customer may be liable pursuant to the terms of the Underlying Rights) that is within 360's possession or control respecting the construction, maintenance and operation of the System, and (during business hours) access to the personnel and premises of 360, as Customer may reasonably request from time to time. Customer acknowledges that certain agreements to which 360 or its Affiliates are a party are subject to obligations of confidentiality and cannot and need not be provided to Customer until 360 has received consents to such disclosure from the other parties to such agreements. 360 shall use commercially reasonable efforts to obtain in a timely fashion all such consents as are necessary for the disclosure of such agreements to Customer.

4.2  Books and Records

360 shall keep and maintain, or shall cause to be kept and maintained, such books, records, vouchers and accounts with respect to the construction, maintenance and operation of the System Infrastructure as may be appropriate to support the billing of any costs by 360 to the extent such costs are recoverable from Customer pursuant to the terms of this Agreement, and such books, records, vouchers and accounts shall at all reasonable times and at Customer's expense be made available for inspection by Customer for a period of one year from the date of billing.

4.3  Construction by 360

(a) 360 shall design, construct and complete the System Infrastructure in a prompt and diligent manner in compliance with this Agreement, the Specifications (except for Approved Variations from Specifications) and all applicable laws, regulations, rules, orders, licences and permits of Governmental Authorities.

(b) 360 shall exercise commercially reasonable efforts to make Segments available to Customer for commercial service by the target Segment Transfer Dates described in Schedule "B" unless otherwise agreed by the parties, subject to Force Majeure.

(c) Prior to the commencement of construction, Customer shall, by notice in writing to 360, designate one or more technical representatives with whom 360 shall liase from time to time with respect to the progress of the construction of the System and, in particular, who shall have authority to approve in writing from time to time any nonconformance of the System to the Specifications, which approval shall not be unreasonably withheld or delayed. Such approval in writing shall be recorded in a change order, site instruction form or client instruction form. Customer may change its technical representative by notice in writing to 360.

4.4  Underlying Rights

(a) Subject to the terms and provisions of this Agreement, 360 agrees to obtain and maintain in full force and effect without ongoing defaults on the part of 360 during the Term, certain rights of way and other agreements that are necessary (i) for the construction and installation of the System in accordance with this Agreement and (ii) to provide Customer the Customer Assets in accordance with this Agreement (the "Underlying Rights"). Notwithstanding the foregoing, Customer Assets are subject to the terms of the Underlying Rights, and subject to the terms under which the right of way is owned or held by the grantor of the Underlying Rights, including, but not limited to, covenants, conditions, restrictions, easements, reversionary and other interests, bonds, mortgages and indentures, and other matters, whether or not of record, and to the rights of tenants and licensees in possession. The Customer Assets are further subject and subordinate to the prior right of the grantor of the Underlying Rights to use the right of way for other activities, including railroad operations, telecommunications uses, pipeline operations or any other purposes, and to the prior right of 360 to use its rights granted under the Underlying Rights. The rights granted herein are expressly made subject to each and every limitation, restriction or reservation affecting the Underlying Rights. Nothing contained herein shall be construed to be a representation, warranty or covenant of 360's right, title or interest with respect to the right of way or the Underlying Rights. In the event Customer desires to renew this Agreement, 360 shall be obligated to renew any Underlying Right on the expiration of its term (if any right to renew exists) in order to accommodate such Renewal, unless Customer otherwise notifies 360 in writing that it does not desire the Underlying Right renewed. In the event that any renewal or other extension of the term of an Underlying Right requires the payment of additional fees to the provider of the Underlying Right, Customer shall reimburse 360 for Customer's equitable share of the same, which share shall be based upon the proportion that the number of Strands in the Customer Fiber Assets in such Segment bear to the total number of Strands in such Segment (excluding any Strands in respect of which a renewal is not required or desired). In the event 360 does not have any right to renew an Underlying Right, or such Underlying Right is otherwise not extended, 360 shall provide reasonable cooperation and assistance to Customer in attempting to obtain an alternate Underlying Right in favour of Customer.

(b) Provided 360 is not in breach of its obligations under this Agreement to renew the Underlying Rights (to the extent renewable) and to cooperate and assist Customer in the acquisition of alternative Underlying Rights, Customer acknowledges and agrees that it has and will have no claim whatsoever against 360 or its Affiliates with respect to the Underlying Rights or the interruption of Customer's quiet enjoyment of the Customer Fiber Assets and Support Structures due to the expiration of the Underlying Rights at the end of the term applicable thereto.

     (c) If, after the Acceptance Date with respect to any Segment in the System, 360 is required by a third party with legal authority to require relocation (including, without limitation, the grantor of an Underlying Right), or if Customer agrees to relocate any portion of the System, with respect to such Segment, including any of the Customer Fiber Assets and Support Structures, 360 shall proceed with such relocation, including without limitation, the right, in good faith, to reasonably determine the extent of, the timing of, and methods to be used for such relocation; provided that any such relocation shall be constructed and tested in accordance with the specifications and drawings set forth in Schedule "E", and incorporate fiber meeting or exceeding the specifications set forth in Schedule "E". In the event of any such relocation, 360 shall use commercially reasonable efforts to minimize any service interruptions.

     (d) The Costs of relocation described in Section 4.4(c) shall be allocated between the parties as follows: (a) if the affected portion of the System includes any Conduit other than the Conduit housing the Customer Fiber Assets, the total Costs shall be first allocated equally among all of the Conduits and then based on the ratio to which the number of Strands in the Customer's Fiber Assets bears to the total number of Strands in such Conduit; or (b) if the affected portion of the System does not consist of any Conduit other than the conduit housing the Customer Fiber Assets, the Costs shall be allocated based on the ratio to which the number of Strands in the Customer's Fiber Assets bears to the total number of Strands within the System affected.

     (e) Without limiting the generality of the foregoing, Customer covenants and agrees to comply with those terms and conditions listed in Schedule "I" to the extent that the System is located or otherwise subject to the Underlying Rights granted by Canadian National Railway Company or Canadian Pacific Railway Company or their Affiliates or by any other grantor of Underlying Rights described in Schedule "I". Notwithstanding any other provision of this Agreement, in the event that any of the Underlying Rights result in liabilities or obligations being imposed upon the licensee or grantee of the particular Underlying Right (the "UR Licensee") as the result of the action or inaction, including negligence, of Customer or any of Customer's officers, employees, agents or representatives, Customer shall indemnify and hold harmless the UR Licensee from and against all claims, damages, causes of action, suits and demands of any nature in connection therewith, howsoever and whenever arising, including without limitation for loss of profit, direct, indirect, consequential, punitive or exemplary damages of any type whatsoever, whether to the grantor of the Underlying Right or any other person or entity, except to the extent caused by the breach by the UR Licensee of the Underlying Right or the negligence or wilful default of the UR Licensee. If requested by 360, Customer shall execute a separate indemnity in favour of each or any UR Licensee in respect of the relevant Underlying Right(s). For the purpose of the indemnity for the benefit of UR Licensee and the other persons named herein, Worldwide Fiber (F.O.T.S.) No. 3, Ltd. is and shall be deemed to be acting as the agent and trustee on behalf of and for the benefit of all such persons.

     (f) 360 acknowledges that certain of the Underlying Rights require or may require that 360 or one of its Affiliates or a third party, from whom 360 or one of its Affiliates has directly or indirectly received a grant of rights, be appointed as agent of third parties and, to the extent so required, Customer hereby appoints 360 or such other person as its agent with full power to act on its behalf with respect to any matter for which such person is required to be appointed as agent pursuant to any such Underlying Right, including without limitation any request for access, any notices, compliance with safety and regulatory requirements (including without limitation environmental requirements), fees and charges for watchmen, flagmen, inspectors or supervisors, insurance requirements, compliance with railway rules and regulations regarding access and relocation notices. Customer acknowledges that any notice given by the grantor of an Underlying Right to such person with respect to any such Underlying Right shall, to the extent required by the Underlying Right, be deemed to have been given to Customer and shall be binding on Customer as between Customer and the grantor of the Underlying Right so long as such Person provides Customer with a true copy of any such notice within a reasonable time thereafter.

     (g) In the event that 360 enters into an Underlying Right for a term expiring prior to the expiry of the Initial Term, 360 will use commercially reasonable efforts from time to time during the Initial Term to extend or renew the term of the Underlying Rights so as to keep it in full force and effect during the Initial Term and will from time to time during the Initial Term pay all UR Fees associated with such Underlying Rights and any extension or renewal of the terms thereof, up to the end of the Initial Term, excluding Access Fees.

     (h) Notwithstanding anything contained herein to the contrary, the Customer Interest in Underlying Rights and Customer UR Rights shall be subject to the earlier expiration, non-recognition or termination of any Underlying Rights. Customer acknowledges that upon expiration, non-recognition or termination of any Underlying Rights, Customer's Interest in Underlying Rights and Customer's UR Rights shall be subject to the renewal or procurement of alternative Underlying Rights at Customer's cost. In any event 360 shall have no right to charge Customer an additional Purchase Price.

     (i) Customer agrees that the direct and indirect grantors of Underlying Rights and their directors, officers, employees and agents shall not be liable or responsible in any way to Customer or its affiliates or their customers, other than as may be provided for in the grant of such Underlying Right, for:

          (i) any claims and liabilities of any and every nature whatsoever in connection with or relating to the Underlying Rights or the System including, but not limited to:

               A. all claims, liabilities, demands, suits, proceedings, judgements, decrees and awards arising out of or relating to harms, injuries, damages, death or destruction of or to person, property or business, or arising out of or relating to any violation of (or failure to comply with) any applicable law;

               B. all theories of relief recognized at law or in equity (including, but not limited to, theories of relief that impose liability without proof of fault or negligence);

               C. all losses, damages (including punitive and exemplary damages and awards of legal counsel's fees), environmental costs and damages (including investigation and remediation expenses, removal costs, and natural resource damages), expenses (including reasonable legal counsel's fees), costs, penalties, forfeitures and fines; and

               D. awards made under any act respecting industrial accidents and occupational diseases or similar legislation, actions and proceedings;

          (ii) any injury, loss or damage (including, without limitation, bodily injury, death, sickness, disease, shock, mental anguish, personal discomfort, false arrest, detention or imprisonment, libel, slander, defamation of character, invasion of privacy, wrongful entry or eviction or discrimination, or any of them) arising from or out of any occurrence in, upon, at or relating to the Customer Fiber Assets, the Customer Communication Shelters, the Support Structures or the System or any part thereof or any loss or damage to property (including loss of use of property) of Customer or any other person from any cause whatsoever, whether or not any such injury, loss or damage results from any fault, default, negligence, act or omission of any one or more of the direct or indirect grantors and Underlying Rights; and

         (iii) without limiting the generality of any other provision of this
               Section 4.4(i) (and except to the extent caused by its own wilful misconduct), any indirect, punitive or consequential damages including, but not limited to, loss of profits or revenue, cost of capital, or claims of customers (whether arising out of transmission interruptions or problems, any interruption or degradation of service or otherwise), whether foreseeable or not, arising out of, or in connection with any cause or nature whatsoever and whether occasioned by any act or failure to act by any such grantor, including breach of contract, breach of warranty, tort, negligence, strict liability or otherwise, and all claims with respect to which such indirect, punitive or consequential damages are hereby specifically waived, to the extent that either the Underlying Right so provides or the Underlying Right or other document provides that 360 or any of its Affiliates would be subject to an indemnity or other liability for any claims by Customer or its affiliates in respect of such matters. If Customer or its Affiliates or their customers seek recourse against the applicable grantor or its directors, officers, employees or agents in contravention of this section, then Customer shall promptly indemnify and hold harmless 360 and its Affiliates from and against any and all claims, actions, suits, proceedings, causes of action or demands brought by such grantor against 360 or its Affiliates under the Underlying Rights, in respect of such contravention, and from and against any resulting awards of damages

     (direct or indirect, consequential or otherwise), penalties, judgements, executions, liabilities, responsibilities, costs, charges, payments and expenses including, without limitation, any professional, consultant and legal fees (on a solicitor and his own client basis).

(j) For greater clarity, and without limiting the generality of any other provision of this Agreement, any transfer of title of the Customer Assets to Customer shall be subject to the terms of any Underlying Rights which may, for example, require the transfer of such title to the grantor of an Underlying Right upon the expiry of the Underlying Right or in other circumstances, and may also be subject to transfer restrictions and requirements imposed pursuant to the Support Structures Agreements referred to in Section 2.8. Customer shall comply with all such obligations, restrictions and requirements.

4.5  Routing

360 shall have full and complete control and responsibility for determining any routing configurations of the System. 360 may route the Customer Fiber Assets through any 360 Facility in its absolute discretion. Each party shall have full and complete control and responsibility for determining network and service configurations or designs, regrooming, rearrangement or consolidation of channels or circuits and all related functions with regard to the use of that party's Strands.

4.6  No Optronics

Customer acknowledges and agrees that 360 is not supplying nor is 360 obligated to supply to Customer any optronics or electronics or optical or electrical equipment or other facilities, all of which are solely the responsibility of Customer, nor is 360 responsible for performing any work other than as specified in this Agreement.

4.7  [Deleted]

4.8  Documentation

As soon as reasonably practicable after the Acceptance Date for each Segment, 360 shall provide Customer with the following documentation:

(a)  As-Built Drawings; and

(b)  technical specifications of the Cable and associated splices.

4.9  Environmental

The parties shall comply with all applicable Environmental Laws. Customer shall assume responsibility for any Environmental Contamination that Customer may bring onto, store or otherwise dispose of on, or cause to occur in any manner on, the Underlying Rights lands.

4.10 Liens

(a) Customer shall not create or permit to remain, but will remove and discharge or cause to be removed and to be discharged promptly at Customer's cost and expense, any Lien upon the System Infrastructure or the Underlying Rights (other than the Customer Assets), which arises out of and is caused by the actions of Customer or its Affiliates or by reason of labour, material or services furnished or claimed to have been furnished to Customer or its Affiliates (other than by 360 or its Affiliates or their respective contractors).

(b) 360 shall not create or permit to remain, but will remove and discharge or cause to be removed and to be discharged promptly at 360's cost and expense, any Lien upon the Customer Assets, which arises out of and is caused by the actions of 360 or its Affiliates or by reason of labour, material or services furnished or claimed to have been furnished to 360 or its Affiliates, other than Liens in respect of the security interests described in Section 2.2(h) of this Agreement.

(c) Each party shall promptly advise the other of any Lien not permitted under this Agreement of which the first party becomes aware.

4.11 Compliance by Affiliates

(a) 360 shall cause its Affiliates to comply with those terms and conditions of this Agreement to be observed or performed by 360, to the extent required for the proper observance and performance of such terms and conditions.

(b) Customer shall cause its Affiliates to comply with those terms and conditions of this Agreement to be observed or performed by Customer, to the extent required for the proper observance and performance of such terms and conditions.

4.12 Claims by First Nations

In the event of any claim by First Nations (the "Claim") that could interfere with the construction or operation of the System including, without limiting the generality of the foregoing, any such claims that could affect the Underlying Rights or the Customer Interest in Underlying Rights, or result in any additional charges or Access Fees or access conditions being imposed, then the parties shall promptly and in good faith consult with each other concerning the underlying facts and whether to contest or to continue to contest the Claim and Customer shall pay its Proportionate Share of all costs and expenses, including reasonable legal expenses, relating to such Claim.

4.13 Non-Disturbance Agreements

Where the terms of an Underlying Right so provide, 360 shall request of each grantor of an Underlying Right and obtain from such grantor and provide to Customer, a non-disturbance agreement between the grantor and Customer, in the grantor's standard form with such changes as may be requested by Customer and acceptable to such grantor.

4.14 Planning Act

In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

(a) Each of Customer and 360 acknowledge and declare that it is their intention and expectation that the Planning Act (Ontario), the Planning Act (Manitoba), The Planning and Development Act (Saskatchewan), the Municipal Government Act (Alberta) or any amendment or replacement legislation regarding those statutes enacted prior to the date first written above (collectively the "Planning Acts") do not and shall not apply to the Underlying Rights or to this Agreement.

(b) Each of Customer and 360 hereby irrevocably waives, releases and agrees not to raise as a defence or otherwise in any legal, arbitration, regulatory or other proceeding or before or with any Governmental Authority, any right, claim, defence, assertion or argument or otherwise take the position or assert that the Underlying Rights or this Agreement are void or unenforceable, in whole or in part, in any way resulting from any of the Planning Acts or otherwise.

(c)  If either of Customer or 360 acts in breach of its obligations under
     Section 4.14(b), then the party acting in breach of Section 4.14(b) shall pay all costs and take or cause to be taken all such steps as may be necessary to cause the Underlying Rights to be in compliance with the Planning Acts including, if necessary, obtaining any required waivers or subdivision approvals from Governmental Authorities.

(d) Without limiting the generality of Section 10.17, Customer and 360 agree that this Section 4.16 shall be and remain one agreement between them, separate and apart from the remaining provisions of this Agreement.

4.15 Separate Property

360 and Customer hereby agree and declare that the Customer Fiber Assets shall remain the separate and exclusive property of Customer, the other Strands are the separate and exclusive property of the owners thereof, and the Support Structures are the separate property of Customer, 360 and other Interest Holders as to their respective undivided interests therein.

5.   LAWS AND LICENCES

5.1  Compliance With Laws

Each of Customer and 360 shall, at its own expense, comply with all statutes, laws, regulations, orders, bylaws, permits, licences and other lawful requirements of any Governmental Authority which are applicable to:

(a) in the case of Customer, its ownership and/or use of the Customer Assets and the performance of its obligations under the Transaction Documents; and

(b) in the case of 360, its ownership and/or use of its interest in the System Infrastructure and the performance of its obligations under the Transaction Documents.

5.2  Disclosure of Licences

Each of 360 and Customer shall, on the request of any of the others, provide to the requesting party copies of licences identified by them required for compliance with Section 5.1, but only to the extent that such licences are publicly available and not subject to confidentiality restrictions.

6.   CONDITIONS OF CLOSING

6.1  Segment Conditions for the Benefit of Customer

The obligations of Customer to pay for a particular Segment, and to complete the purchase of the Customer Assets for a particular Segment, are conditional upon and subject to the satisfaction, or waiver by Customer, of the following conditions:

(a) Customer shall have accepted (or have been deemed to have accepted) the Customer Assets for such Segment in accordance with the provisions of
     Section 2.5;

(b) 360 and/or the relevant Affiliate of 360 shall have executed and delivered to Customer the Segment Transfer Documents for the Customer Assets for such Segment; and

(c) 360 being in compliance in all material respects with its obligations under this Agreement.

If any of the conditions precedent above have not been satisfied, or waived by Customer in writing by the time at which Customer would otherwise be obliged to pay the Completion Payment for a Segment in Route 1 or the Route 2 Initial Payment for a Segment in Route 2, and to complete the purchase of the Customer Assets for a particular Segment, then the obligations of Customer to pay any such amounts and to complete any such purchase shall be postponed until the conditions precedent above have been satisfied or waived, without prejudice to any other rights and remedies of Customer.

6.2  Waiver

The conditions in Section 6.1 are for the sole benefit of Customer and may be waived, in whole or in part, by Customer in its discretion at any time.

6.3  Segment Conditions for the Benefit of 360

The obligations of 360 to complete the sale of the Customer Assets for a particular Segment are conditional upon and subject to satisfaction, or waiver by 360, of the following conditions:

(a) Customer being in compliance in all material respects with its obligations under this Agreement.

If any of the conditions precedent above have not been satisfied, or waived by 360 in writing by the time at which 360 would otherwise be obliged to complete the sale of the Customer Assets for a particular Segment, then the obligation of 360 to complete such sale shall be postponed until the conditions precedent above have been satisfied or waived, without prejudice to any other rights and remedies of 360.

6.4  Waiver

The conditions in Section 6.3 are for the sole benefit of 360 and may be waived, in whole or in part, by 360 in its discretion at any time.

7.   INSURANCE

7.1  360's Insurance Requirements

(a) During the Initial Term and any Renewal Term, 360 shall obtain and maintain "all risk" property insurance on a replacement cost basis, with a reinstatable per occurrence loss limit in such amount as would from time to time be carried by a prudent owner considering the property insured, and in any event in an amount not less than $25,000,000 insuring all of the System Infrastructure in the names of the Interest Holders as their respective interests may appear. All such insurance shall be effected with insurers selected by 360 which are licensed to carry on business in the applicable jurisdiction(s) and have an A.M. Best rating of A- or better, with coverage, on terms, conditions and with exclusions otherwise determined by 360, acting reasonably. The proceeds of such property insurance shall be and are hereby assigned and made payable to 360 in trust for the Interest Holders to be applied by 360 towards the cost of repairs or replacement of the property in respect of which such proceeds were payable. The policies of insurance shall include a waiver of subrogation in favour of each Interest Holder that has taken out equivalent insurance with a waiver of subrogation in favour of the other party. Deductible amounts shall be reasonable and shall be borne by the Interest Holders in their respective Proportionate Shares unless the loss was caused by the negligence or misconduct of an insured, in which event the insured shall pay the deductible amounts.

(b) For clarity, 360 shall not insure the contents of the Communication Shelters (including, without limitation, any fixtures attached to a Customer Communication Shelter by or for Customer).

(c) During the Term, 360 shall obtain and maintain commercial general liability insurance on an occurrence basis indemnifying and protecting 360 and Customer and any other Interest Holders as additional insureds against claims for personal injury, death or property damage or loss arising out of operations and activities of 360 and the Interest Holders on or with respect to the System Infrastructure or part thereof, with terms, conditions and exclusions acceptable to 360, acting reasonably and in such amount as would from time to time be carried by a prudent owner considering the operations and activities being insured, but in no event less than $25,000,000 per occurrence and aggregate. All such insurance shall be effected with insurers which are licensed to carry on business in the applicable jurisdiction(s), have an A.M. Best rating of A- or better and shall contain broad form blanket contractual liability, cross-liability and severability of interest provisions.

(d) If any insurance described in Sections 7.1(a) and 7.1(c) is not obtainable on commercially reasonable terms, or at all, then 360, in consultation with Customer and the Interest Holders, shall obtain and maintain such other commercially reasonable insurance as a prudent owner would obtain and maintain in the circumstances.

(e) 360 and Customer shall consult as may be necessary with respect to the insurance to be placed with a view to minimizing where possible the cost of such insurance. Such consultation shall take place on the completion of construction of the System and every three years thereafter, including consultation about the deductible amounts or self-insured retention levels, which shall be agreed to by all parties, such agreement not to be unreasonably withheld, and shall be at levels which are customary for companies of similar size and financial capacity.

(f) Within 30 days of receipt of an invoice therefore from 360, Customer shall pay to 360 Customer's Proportionate Share of the cost of the insurance policies required to be carried by 360 pursuant to this Section 7.1.

(g) Neither Customer nor 360 shall do or permit to be done any act or thing which might render void or voidable or conflict with the requirements of any policy of insurance obtained by 360 under this Section 7.1, or which might cause any increase in premium to be paid in respect of any such insurance policy. If any premium paid or to be paid in respect of any such insurance policy is increased by any act or omission of Customer or 360, Customer or 360, as the case may be, shall be responsible for the amount by which the premium is so increased.

7.2  Customer and 360 Insurance Requirements

(a) Customer shall obtain and maintain "all risk" property insurance on a replacement cost basis in an amount not less than the full insurable value, insuring the contents of all Communication Shelters and Utilities Shelters owned by it individually (including, without limitation, any fixtures, not forming part of the System Infrastructure, that are attached to such Communication Shelter or Utilities Shelter by or for Customer). All such insurance shall be effected with insurers selected by such party and licensed to carry on business in the applicable jurisdiction(s). The policies for such insurance shall include a waiver of subrogation in favour of 360 and each Interest Holder that has taken out equivalent insurance with a waiver of subrogation in favour of the insuring party.

(b) If the insurance described in Section 7.2(a) is not obtainable on commercially reasonable terms, or at all, then Customer or 360, as the case may be, in consultation with the other, shall obtain and maintain such other commercially reasonable insurance as a prudent owner would obtain and maintain in the circumstances.

7.3  Notice of Cancellation

Each party shall itself provide, and shall use commercially reasonable efforts to cause all insurance policies obtained under this Article 7 to require that the insurers shall provide, the other party and each additional insured with 30 days prior written notice of any cancellation, material alteration to the detriment of the other party or lapse of any policies of insurance required to be provided hereunder, and prompt written notice of any threatened cancellation thereof. Should a party fail to effect and to keep such insurance in force, and should that party not rectify such situation within 15 days after written notice by any other party in that regard, that other party shall have the right, without assuming any obligation in connection therewith, to effect such insurance at the cost of the first party, and all outlays by that other party shall, upon production of evidence of payment by that other party, be immediately payable by the first party without prejudice to any other rights and recourse of that other party hereunder. No insurance taken out by that other party for the first party as provided for herein shall relieve the first party of its obligations to insure hereunder and the other party shall not be liable for any loss or damage suffered by the first party in connection therewith.

7.4  Certificates of Insurance

Each party will provide the other party with certificates of insurance evidencing the insurance required to be obtained by such party pursuant to this Agreement and, if requested, 360 will provide a certified copy of the policies of insurance required to be obtained by 360 pursuant to Section 7.1 within ten days of a request therefore.

7.5  Underlying Rights Insurance Requirements

The insurance policies provided for in this Article 7 shall also contain such additional coverage, terms and conditions as may be required by the Underlying Rights, particulars of which 360 shall provide to Customer before or promptly upon such coverage, terms or conditions being required.

8.   NON-COMPLIANCE

8.1  Default

A default shall be deemed to have occurred under this Agreement if:

(a) in the case of a failure to pay any amount when due under this Agreement, a party fails to pay such amount within ten (10) days after notice specifying such breach, or

(b) in the case of any other material breach of this Agreement, a party fails to cure such breach within thirty (30) days after notice specifying such breach, provided that if the breach is of a nature that cannot be cured within thirty (30) days, a default shall not have occurred so long as the breaching party has commenced to cure within said time period and thereafter diligently pursues such cure to completion, or

(c) a default or an event of default occurs (after any applicable notice and/or grace period) under the US IRU Agreement.

8.2  Rights on a Default

If the default consists of a failure of Customer to pay to 360 any part of the Purchase Price with respect to a Segment in the System, 360 may terminate any and all of its obligations under this Agreement with respect to such Segment, and apply any and all amounts previously paid by Customer hereunder toward the payment of any other amounts then or thereafter payable by Customer hereunder. Without limiting the foregoing, in the event of a default by a party hereunder, the non-defaulting party may avail itself of one or more of the following remedies: (a) take such actions as it determines, in its sole discretion, to correct the default; and (b) terminate this Agreement; and (c) pursue any legal remedies it may have under applicable law or principles of equity, including specific performance.

8.3  Waivers

A waiver by either party at any time of any of its rights as to anything herein contained shall not be deemed to be a waiver of any breach of covenant or other matter subsequently occurring.

8.4  Failure to Deliver

Notwithstanding anything contained in the Agreement to the contrary, Customer's sole and exclusive remedy with respect to each Segment in the System for any failure by 360 to deliver the Customer Fiber Assets by dates specified in Schedule "B" shall be limited to those contained in this Section 8.4. In the event 360 shall have failed to deliver the Customer Fiber Assets in any Segment within ninety (90) days after the date specified in Schedule "B" for such Segment (as such date may be extended by event(s) of Force Majeure or under the terms of this Agreement), then Customer shall have the right, at its option, to either terminate this Agreement with respect to such Segment and receive a refund of the Initial Payment allocable to such Segment, or continue this Agreement in effect with respect to such Segment. If Customer elects to so terminate, neither party shall have any further duties or obligations to the other party (except for 360's obligation to so refund the allocable Initial Payment) under this Agreement or under the other Transaction Documents with respect to such terminated Segment. In the event 360 shall have failed to deliver the Customer Fiber Assets in any Segment in the System within twelve
(12) months after date specified in Schedule "B" for such Segment (as such date may be extended by vents of Force Majeure or under the terms of this Agreement), then this Agreement shall automatically terminate with respect to such Segment and 360 shall refund to Customer the Initial Payment with respect to such Segment, and 360 shall have no further duties or obligations hereunder or under the Transaction Documents with respect to such Segment.


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




9.   INDEMNIFICATION/LIMITATION OF LIABILITY

9.1  Indemnification

(a) Subject to Sections 9.2 to 9.5, each party (the "Indemnifying Party") will indemnify, defend and save harmless the other and its Affiliates and their employees, officers and directors from and against any and all losses, claims, damages, liabilities, and costs, incurred or suffered by the other party and its Affiliates or their employees, officers or directors by reason of, resulting from or in connection with, or arising out of:

     (i) the breach of any representation, warranty, covenant, term, duty or obligation of the Indemnifying Party set out in or arising under this Agreement or any other Transaction Document; or

     (ii) the gross negligence or wilful misconduct of the Indemnifying Party or its Affiliates in connection with the subject matters of this Agreement.

(b) Subject to Sections 9.2 to 9.5, Customer will indemnify, defend and save harmless 360 and its Affiliates and their employees, officers and directors from and against any and all losses, claims, damages, liabilities, and costs, incurred or suffered by the other party and its Affiliates or their employees, officers or directors by reason of, resulting from or in connection with, or arising out of Customer's use of the Customer Assets, the use of such assets by customers of Customer, and Customer's conduct of Customer's business, including the content of any video, voice or data carried by Customer or its customers through the Customer Fiber Assets, except to the extent caused by the wilful misconduct or gross negligence of 360.

(c) For the purposes of this Section 9.1, "costs" includes reasonable lawyers' fees and expenses, reasonable accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses.

9.2  Release

Notwithstanding any other term of this Agreement (and then, only to the extent specifically provided in such Sections), Customer and its Affiliates shall not be liable to 360 or its Affiliates, and 360 and its Affiliates shall not be liable to Customer or its Affiliates, for:

(a) any special, indirect, punitive or consequential damages including, but not limited to, loss of profits or revenue, cost of capital, or claims of contractors, suppliers, clients or customers (whether arising out of transmission interruptions or problems, any interruption or degradation of service, or otherwise), whether foreseeable or not, arising out of, or in connection with any:

     (i)  breach of this Agreement or of any other Transaction Document; or

     (ii) breach of contract, breach of warranty, tort, negligence, strict liability or any other theory of liability relating to the subject matter of this Agreement, or of any other Transaction Document, or to the liable party's performance or non-performance of its obligations under this Agreement or any other Transaction Document;

     and all claims with respect to such indirect, punitive or consequential damages are hereby specifically waived and released; or

(b) any losses, claims, damages, liabilities or costs that are not within the scope of Section 9.1(a); or

(c)  any losses, claims, damages, liabilities or costs that:

     (i) are actually insured against by any party under Article 7 and are fully recoverable under such insurance; or

     (ii) are actually insured against by any party under Article 7 but are not fully recoverable under such insurance by reason other than the fault of the Indemnifying Party or its Affiliates including, without limitation, those which are not recoverable due to deductibles permitted by this Agreement or because they exceed policy limits specified in this Agreement; or

    (iii) are required by Article 7 to be insured against by the indemnified party,

     provided that this clause (c) shall not limit or exclude the liability of an insured under the last sentence of Section 7.1(a).

9.3  Customer Fiber Assets

The parties acknowledge and agree that on and after the relevant Acceptance Date, Customer's sole rights and remedies with respect to any defect in or failure of the Customer Fiber Assets, Support Structures and facilities to perform in accordance with the applicable vendor's or manufacturer's specifications for the Customer Fiber Assets, Support Structures and facilities shall be limited to Customer's exercise of rights pursuant to the particular vendor's or manufacturer's warranty with respect thereto. Each such warranty, to the extent permitted by the terms thereof, shall be assigned to Customer upon its request; provided such assignment is without detriment to 360's rights under or with respect to such warranties. 360 makes no warranty and shall have no obligations as to such Customer Fiber Assets, Support Structures and facilities following the Acceptance Date.

9.4  Contractual Limitation Period

The parties hereto expressly agree that no claim for losses or damages whatsoever in connection with this Agreement shall be made more that two (2) years after the date that the event giving rise to such claim is known or reasonably should have been known to the party making such claim, and no claim for indemnity under the provisions of Section 9.1 shall be made more than two (2) years after any such claim is known or reasonably should have been known by the party claiming under such indemnity provision.

9.5  Maximum Liability

Notwithstanding any provision of this Agreement to the contrary, the maximum liability to Customer, if any, of 360 or its Affiliates in connection with this Agreement shall be limited, in the aggregate, to the aggregate amount of the Purchase Price that has been paid by Customer to 360 with respect to the affected Segment in the System on which the claim is based on and at the time the claim is made, provided, however, that this limitation of maximum liability shall not apply to damages arising from the wilful or intentional misconduct of 360 or its Affiliates; and provided further, that this limitation shall not restrict either party's right to proceed for injunctive relief.

9.6  Third Party Beneficiaries

For the purpose of every provision of this Article 9 and Sections 4.4(b) and
10.22 including, without limitation, every exemption from liability, limitation, indemnity and condition for the benefit of 360 and its Affiliates and their employees, officers, directors and shareholders, Worldwide Fiber (F.O.T.S.) No. 3, Ltd. is and shall be deemed to be acting as the agent and trustee on behalf of and for the benefit of such Affiliates and its and their employees, officers, directors and shareholders. For the purpose of every provision of this Article 9 and Section 10.22 including, without limitation, every exemption from liability, limitation, indemnity and condition for the benefit of Customer and its Affiliates and their employees, officers, directors, and shareholders, Customer is and shall be deemed to be acting as the agent and trustee on behalf of and for the benefit of such Affiliates and its and their employees, officers and directors.

10.  GENERAL

10.1 Time of the Essence

Time shall be of the essence of this Agreement.

10.2 Further Assurances

Subject to the terms of this Agreement, each party shall execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to carry out the full intent and meaning of this Agreement, including (without limitation) all documents necessary or useful in connection with the transfer and grant of the Customer Assets contemplated in this Agreement.

10.3 Entire Agreement

This Agreement is entered into pursuant to the Transaction Agreement. Other than section 9 of that certain nondisclosure agreement entered into between Customer and 360networks inc. and dated March 17, 2000, this Agreement, together with the other Transaction Documents, and the other agreements or instruments between the parties executed and delivered pursuant to this Agreement, constitute the entire agreement between 360 and Customer pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written (including the Transaction Agreement) express or implied, statutory or otherwise between the parties. Except for the Transaction Documents and other agreements and documents referred to in this Agreement or delivered pursuant to this Agreement, there are no agreements which are collateral to this Agreement and no other agreements, collateral or otherwise, and no warranties, express, implied or statutory, with respect to the subject matter of this Agreement, the Transaction Documents, and any other agreements or instruments between the parties executed and delivered pursuant to this Agreement, except as expressly provided in any of them. To the extent that any of the terms of the US IRU Agreement are inconsistent with any terms of this Agreement referencing or relating to assets situate in the United States of America, the terms of the US IRU Agreement shall prevail.

10.4 Reliance & Non-Waiver

Each signatory to this Agreement acknowledges and agrees that the other signatories have entered into this Agreement relying on the representations, warranties, covenants and agreements and other terms and conditions of this Agreement and that no information that is now known, that may hereafter become known or that could upon investigation have become known to the other parties or any of their present or future officers, directors or professional advisors will in any way limit or extinguish any rights any of them may have against the other including, without limitation, any right to indemnity under Article 9 of this Agreement. No waiver of any condition or other provision, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No waiver of a condition in Article 6, in whole or in part, shall constitute a waiver of any breach or default by another party hereto underlying such condition and the non-fulfilment thereof.

10.5 Survival

The representations, warranties, covenants and agreements of the parties contained in this Agreement or in any Transaction Document or in any other agreement or document given pursuant to this Agreement will survive the closing of the transactions contemplated in this Agreement.

10.6 Notices

Any notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to any other shall be given in writing by personal delivery or by facsimile or similar form of communication addressed to such other party or delivered to such other party and marked "Private and Confidential" as follows:

(a)  If to Customer:

     GT Group Telecom Services Corp.
     20 Bay Street, 7th Floor
     Toronto,  Ontario M5J 2N8

     Facsimile:   (416) 943-1265
     Attention:   Executive Vice President, Carrier Services,
                  General Counsel

(b)  If to 360:

     c/o 360networks inc.
     Suite 1500 - 1066 West Hastings Street
     Vancouver, B.C.  V6E 3X1

     Facsimile:   (604) 648-7747
     Attention:   General Counsel

     With a copy to:

     360networks inc.
     5500 Explorer Drive
     Mississauga, Ontario  L4W 5C7

     Facsimile:   (905) 282-0465
     Attention:   Legal Counsel

or at such other address as any party may from time to time specify by notice in writing given to the other parties. Notices, requests, demands or other communications, if sent by private delivery, shall be deemed to have been received on the date of receipt by or on behalf of the addressee or, if sent by facsimile or similar form of communication, upon receipt by the sender of electronic confirmation of completion of the transmission showing the correct answer back or other similar identification of the addressee.

10.7 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in British Columbia, without regard for the conflict of law rules of such laws.

10.8 Resolution of Disputes

(a) Any claim, controversy or dispute, whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory, related, directly or indirectly to this Agreement or the other Transaction Documents, whenever brought and whether between the parties to this Agreement or between one of the parties and the employees, agents or affiliated businesses of the other party, shall be resolved by arbitration as prescribed in this Section.

(b) Three arbitrators knowledgeable about the subject matter of this Agreement and experienced in the telecommunications industry and, in particular, with experience in the purchase and sale of Strands and telecommunications capacity, shall conduct the arbitration under the then current rules of the British Columbia International Commercial Arbitration Centre (the "BCICAC"). The appointing authorities shall be, and the arbitration shall be administered by, the BCICAC. The arbitrators shall be selected in accordance with BCICAC procedures from a list of qualified people maintained by the BCICAC. The arbitration shall be conducted in Vancouver, British Columbia, Canada and all expedited procedures prescribed by the BCICAC rules shall apply.


(c) There shall be no discovery other than the exchange of information that is provided to the arbitrator by the parties. Each party shall bear its own costs and attorneys' fees, and the parties shall share equally the fees and expenses of the arbitrators. The arbitrators' decision and award shall be final and binding, and judgement on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

(d) If any party files a judicial or administrative action asserting claims subject to arbitration as prescribed herein, and another party successfully stays such action or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay or compelling arbitration, including reasonable attorneys' fees.

10.9 Assignments and Transfers

(a) Except as provided in Sections 10.9 (b) and 10.9 (c), Customer may not transfer or assign all or any part of its interest under the Transaction Documents, or delegate any duties, burdens, or obligations arising thereunder, without 360's consent, which consent may be given or withheld in 360's sole discretion. A transfer or assignment in violation of this
     Section 10.9 shall constitute a material breach of this Agreement. In the event of any assignment or transfer, Customer nevertheless shall remain fully and primarily liable for all obligations under this Agreement. Any assignee or transferee of Customer shall be bound by the transfer and assignment restrictions of this Section 10.9.

(b) Customer may assign the Transaction Documents in whole, but not in part, to a Permitted Assignee. As used herein, the term "Permitted Assignee" shall mean (i) any Affiliate of Customer, (ii) any Person that purchases all or substantially all of the assets of Customer, or any other Person, formed by or surviving the merger or consolidation of Customer and any other Person, or (iii) any institutional lender to whom this Agreement is assigned as collateral security for any indebtedness of Customer or any Affiliate of Customer, provided that such collateral assignment is subject to the terms of this Agreement. Upon any assignment to a Permitted Assignee, the assignor shall remain responsible for performance under this Agreement. Any Permitted Assignee pursuant to subparagraph (i) or (ii) above shall expressly assume all obligations and liabilities with respect to the Agreement which arise after the effective date of assignment or transfer prior to or upon effectiveness of such assignment and, in the case of an assignment as provided in subparagraph (iii) of this Section 10.9 (b), in the event the institutional lender exercises its rights with respect to this Agreement it shall expressly assume all obligations and liabilities with respect to the Agreement which arise thereafter.

(c) For a period of ***** from the Acceptance Date for each Segment in the System, Customer may not, without the consent of 360, which consent may be withheld in 360's sole and absolute discretion , assign, sell, swap, "condo", exchange, grant an indefeasible right of use of, lease or otherwise transfer its interest (either in whole or in part) in the Customer Fiber Assets *****.

(d) Nothing contained in this Agreement shall be deemed or construed to prohibit 360 from assigning or otherwise transferring the Transaction Documents or any of them or from selling, transferring, leasing, licensing, granting indefeasible rights of use in or entering into similar agreements or arrangements with other Persons respecting any Strands (other than the Customer Fiber Assets) or Conduits constituting a part of the System.

(e) Any assignment of rights or delegation of obligations under any of the Transaction Documents or any Transfer by Customer is subject to, and will only be effected in compliance with, the terms of all applicable Underlying Rights including, without limitation, any requirement that the consent of the grantor of any such Underlying Rights be obtained prior to such assignment, delegation or Transfer. Customer shall pay to 360 the Cost of work to obtain any consents required for a Transfer by Customer, provided that 360 shall not pay any fee levied or proposed to be levied by the grantor of the Underlying Rights, without Customer's prior consent.

(f) Nothing in this Section 10.9 shall prevent or inhibit Customer from providing, selling or otherwise making available Capacity and Services to any Person.

10.10 English Language

The parties have expressly requested that this Agreement and its ancillary documents be drafted in English. Les parties ont expressement exige que cet accord et ses documents connexes soient rediges en langue anglaise.

10.11 [Deleted]

10.12 Agreement Binding

This Agreement will enure to the benefit of and be binding upon each of the parties and their successors and permitted assigns.

CONFIDENTIAL TREATMENT REQUESTED
AND THE REDACTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION

10.13 Counterparts and Facsimile

(a) This Agreement and any amendment, supplement, restatement or termination of any provision of this Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

(b) This Agreement may be executed by facsimile and the facsimile execution pages will be binding upon the executing party to the same extent as the original executed pages. The executing party covenants to provide originals of the facsimile execution pages for insertion into the original Agreement in place of the facsimile pages.

10.14 Taxes

(a) Customer and 360 acknowledge and agree that it is their mutual objective and intent to (i) minimize, to the extent feasible, the overall aggregate Property Taxes and Other Taxes and Charges payable by them and other Interest Holders with respect to their respective Assets, the Underlying Rights and the System Infrastructure, and (ii) share such Property Taxes and Other Taxes and Charges with each other and with the other Interest Holders according to this Agreement, and that they will cooperate with each other and coordinate their mutual efforts to achieve such objectives in accordance with the provisions of this Agreement (including the exchange of information on a confidential basis and, if the parties then agree, on a coordinated approach to relevant Governmental Authorities), provided that neither of the parties are adversely affected.

(b) For every portion of a Segment, Customer shall timely pay any and all Property Taxes that are separately levied, rated, charged or assessed against its Assets in such Segment.

(c) For every portion of a Segment, Customer shall timely pay to 360 its share of any and all Property Taxes that are not separately levied, rated, charged or assessed against the Assets, businesses or business activities of another party or other Interest Holders in such Segment. Upon receipt of a notice of any such Property Taxes, 360 shall promptly notify Customer of such Property Taxes and Customer shall promptly reimburse 360 for its share of such Property Taxes as provided below. If requested by 360, Customer shall advance its share of such Property Taxes to 360 prior to their payment by 360. The share of Property Taxes to be paid by Customer shall be determined:

    (iii) to the extent that such Property Taxes are calculated based on the revenue, projected revenue, receipts, income or profits of Customer or its Affiliates, the portion will be the amount of such Property Taxes as is calculated based on the revenue, projected revenue, receipts, income or profits of Customer and its Affiliates; and

     (iv) otherwise, such share shall be determined based upon the Proportionate Share of Customer.

(d)  For every portion of a Segment, Customer shall timely pay to 360:

     (i) all Other Taxes and Charges that are separately levied, rated, charged or assessed by any Governmental Authority against or in respect of:

          A.   the Assets of Customer or its Affiliates;

          B. any equipment, fixtures, personal property and facilities of Customer or its Affiliates placed or installed in or on any of the System Infrastructure, including, without limitation, any equipment, fixtures, personal property and facilities placed or installed in the Communication Shelters;

          C. any and every business and business activity carried on or conducted by Customer or its Affiliates, invitees, licensees and customers on or in connection with the System Infrastructure;

          D. the use or occupancy of any part of the System Infrastructure by Customer or its Affiliates, invitees, licensees and customers,

          in connection with such Segment and are separately levied, rated, charged or assessed against or in respect of Customer or its Affiliates; and

     (ii) that portion of any Other Taxes and Charges in connection with such Segment not separately levied, rated, charged or assessed against or in respect of Customer or its Affiliates, that is attributable to those matters referred to in Sections 10.14(d)(i)(A) to (D), such portion to be determined:

          A. to the extent that such Other Taxes and Charges are based on the revenue, projected revenue, receipts, income or profits of the Customer or its Affiliates, the portion will be the amount of such Other Taxes and Charges as is calculated based on the revenue, projected revenue, receipts, income of profits of Customer and its Affiliates; and

          B. otherwise, such portion will be determined based upon the manner and methodology used by the relevant Governmental Authority for levying, rating, charging or assessing such Other Taxes and Charges.

(e) If the Customer is required to pay Property Taxes, Other Taxes and Charges, Transfer Taxes or Access Fees under more than one section of this Agreement or otherwise under the Transaction Documents, the same shall be paid without duplication.

10.15 [Deleted]

10.16 Confidentiality

This Agreement, the other Transaction Documents and all materials and other documents which are marked confidential and disclosed by one party to the other in fulfilling the provisions and intent of this Agreement, including, but not limited to, all information as may be supplied by a grantor of an Underlying Right, whether supplied directly by such grantor or by 360, are and shall be confidential (for the purposes of this Section 10.16, the "Confidential Information"). Neither party shall divulge or otherwise disclose the Confidential Information to any third party without the prior written consent of the other party, except that either party may make disclosure to those required for the implementation or performance of this Agreement, auditors, attorneys, financial advisors, lenders and prospective lenders, funding partners and prospective funding partners, provided that in each case the permitted recipient is advised of the confidentiality provisions set forth in this Section 10.16. In addition, either party may make disclosure in the performance of one's obligations (or those of its Affiliates) as a public company or if required or requested by law, administrative or regulatory order, judicial decree, legal process, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand, or other similar process, subject to the following items: (a) the disclosing party shall disclose only the Confidential Information which is legally required based upon advice of independent legal counsel; (b) the disclosing party will notify the other party, when reasonable possible, of any such disclosure; (c) the non-disclosing party will then have the right, at its sole expense, to bring proceedings in its name to enjoin such disclosure; and (d) the disclosing party will, at the request of the non-disclosing party and at the non-disclosing party's expense, take reasonable steps to cooperate with the non-disclosing party in such proceedings.

Nothing herein shall be construed as granting any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by a party.

Upon termination of this Agreement for any reason or upon request of a party, each party shall return all Confidential Information, together with any copies of same, to the other party. The requirements of confidentiality set forth herein shall survive the return of such Confidential Information.

Neither party shall, without first obtaining the written consent of the other party, use any trademark or trade name of such other party or refer to the subject matter of this Agreement or such other party in any promotional activity or otherwise, nor disclose to others any specific information about the subject matter of this Agreement. Neither party shall issue any publication or press release relating directly or indirectly to this Agreement without first notifying the other party of the same and attempting to mutually agree on the content of such publication or press release. If no agreement as to the content is reached, each Party may issue separate publications or press releases.

The provisions of this Article shall survive expiration or other termination of this Agreement.

10.17 On Expiration of this Agreement

(a) Unless 360 and Customer otherwise agree in writing, the remaining provisions of this Section 10.17 shall apply:

     (i)  at the end of the Second Renewal Term; and

     (ii) at the end of the Initial Term and the end of the First Renewal Term, if there is a Renewal.

(b) For each Segment, to the extent that Customer has not previously effected a sale, transfer or swap in accordance with Section 10.9, 360 shall have the option, exercisable during the last 60 days of the then current term, by notice in writing to Customer, to purchase from Customer with effect on the expiration of the then current term, those Customer Assets not previously disposed of under Section 10.9 (the "Remaining Customer Assets"), for the greater of $***** or fair market value, which the parties agree is good and sufficient consideration. On the exercise of such option, there shall be a binding agreement between Customer and 360 for the purchase and sale of the Remaining Customer Assets. If Customer and 360 fail to agree upon the fair market value of the Remaining Customer Assets within 30 days after the exercise of the option, the matters in issue shall be referred to the Chief Executive Officers of Customer and 360 or their designates, who shall attempt to agree on a mutually acceptable fair market value within the next following 30 day period, with or without recourse to external assistance, as they may agree. In the event that within such 30 day period, agreement upon the fair market value shall be reached, the parties shall complete the purchase and sale of the Remaining Customer Assets with effect on the expiration of the then current term. In the event no such agreement shall have been reached within such 30 day period, the question of the appropriate fair market value shall be referred by the parties to arbitration in accordance with Section 10.8, after which determination the parties shall forthwith complete the purchase and sale of the Remaining Customer Assets with effect on the expiration of the then current term.

(c) To the extent Customer has not previously effected a sale, transfer or swap in accordance with Section 10.9 or Section 10.17(b), if and to the extent then required by the applicable Underlying Rights, Customer shall transfer to the grantor of such Underlying Right, with effect on the expiration of the Term, such of the Remaining Customer Assets as are located within the area covered by the Underlying Right.

(d) To the extent that Customer has not previously effected a sale, transfer or swap in accordance with Section 10.9 or Section 10.17(b) or (c), Customer may effect a sale, transfer or swap of the Remaining Customer Assets in accordance with and as permitted under the Support Structures Agreement(s).

CONFIDENTIAL TREATMENT REQUESTED
AND THE REDACTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION

(e) To the extent that Customer has not previously effected a sale, transfer or swap in accordance with Section 10.9 or Section 10.17(b), (c), or (d), and if the grantor under any Underlying Right on which any Remaining Customer Assets are located requires the System Infrastructure for a Segment or a portion of a Segment to be removed:

     (i) except as provided in clause (ii) below, 360 shall remove the System Infrastructure and Customer shall pay in respect of the Segment or portion thereof Customer's Proportionate Share of all reasonable costs of any such removal; and

     (ii) Customer shall remove and pay all costs of removing any other Customer property on such Segment or portion thereof.

     The costs of any remedial work required to leave the Segment or portion of a Segment free of Environmental Contamination resulting from the occupation or use by Interest Holders or the presence of the System Infrastructure shall be allocated as follows:

    (iii) each of Customer and 360 shall be responsible for any such costs in respect of which it has agreed to indemnify the other under this Agreement; and

     (iv) other Interest Holders shall be responsible for any such costs which are the result of the failure of the Interest Holder or its Affiliates to comply with Environmental Laws or the Interest Holder or its Affiliates causing the existence of any Environmental Contamination; and

     (v) Customer shall pay its Proportionate Share of any such costs, which are not allocated by subsections (iii) and (iv) above.

(f) At the end of the Term, Customer shall immediately cease using and permitting others to use the Customer Fiber Assets, the Support Structures and the facilities.

(g) Subsections (b) through (f) above shall not apply if and to the extent Customer is the only remaining Interest Holder for any portion of a Segment and has received its own permission to use the Underlying Rights in respect of such portion of a Segment.

(h) The provisions of Section 10.9 shall not apply to a sale, transfer or swap under any of subsections (b), (c) or (d) above.

(i) For clarity, if Customer has previously effected a sale, transfer or swap in accordance with Section 10.9, the assignee to whom the sale, transfer or swap has been made shall, by its assumption agreement with 360, be bound by this Section 10.17 with respect to the Customer Assets acquired by it as if references in this Section 10.17 to Customer were references to the assignee and references in this Section 10.17 to the Remaining Customer Assets were references to the Customer Assets acquired by the assignee less any such Customer Assets previously sold, transferred to swapped by it in accordance with Section 10.9.

10.18 Severability

If any clause or part of a clause in this Agreement shall be illegal, it shall be considered separate and severable from this Agreement and the remaining provisions shall remain in full force and effect and shall be binding upon the parties as though the said clause or part thereof had never been included, providing that this Agreement as thus modified remains operable.

10.19 No Partnership

The parties acknowledge and agree that this Agreement does not create a partnership or joint venture relationship between them. The performance by the parties of all duties and obligations under the Transaction Documents shall be as independent contractors and not as agents (except as expressly provided in the Transaction Documents) or trustees of the other parties. Except as otherwise expressly provided in the Transaction Documents, neither party shall owe any fiduciary obligations to the other party. Except as specifically provided for in the Transaction Documents, neither party has any authority or capacity whatsoever to contract for or on behalf of or bind the other in respect of any matter related to in the Transaction Documents or otherwise. None of the employees of any of the parties shall be considered to be servants, employees or agents of either of the other parties.

10.20 Expenses

Each of the parties shall pay their respective legal, accounting, and other professional advisory fees, costs and expenses incurred in connection with the transfer and grant by 360 to Customer of the Customer Assets, and the preparation, execution and delivery of this Agreement and other Transaction Documents and all other documents and instruments executed pursuant to this Agreement and any other costs and expenses incurred in connection with any of the above.

10.21 [Deleted]

10.22 No Personal Liability

Each action or claim against any party arising under or relating to this Agreement shall be made only against such party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Article and shall be entitled to enforce the obligations of this Article.

                     [The next page is the execution page.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date specified on the first page of this Agreement.

WORLDWIDE FIBER (F.O.T.S.) LTD.

Per:

__________________________________________
Signature

__________________________________________
Signature


WORLDWIDE FIBER (F.O.T.S.) NO. 3, LTD.

Per:

__________________________________________
Signature

__________________________________________
Signature


WFI-CN FIBRE INC.

Per:

__________________________________________
Signature

__________________________________________
Signature



GT GROUP TELECOM SERVICES CORP.

Per:

__________________________________________
Signature

__________________________________________
Signature

THE UNDERSIGNED HEREBY ACKNOWLEDGES receipt of a copy of this Fiber Sale Agreement, and acknowledges and consent to the granting of the security interest described in Section 2.2(h).



GT GROUP TELECOM SERVICES (USA) CORP.

Per:

__________________________________________
Signature

__________________________________________
Signature